UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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Actavis, Inc.
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ACTAVIS, INC.

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

2013 Annual Meeting of Stockholders

May 10, 2013

8:30 a.m. local time

Sheraton Parsippany Hotel, located at 199 Smith Road, Parsippany, New Jersey

Notice of Annual Meeting of Stockholders:

You are hereby notified that the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Actavis, Inc. (the “Company”) will be held at the Sheraton Parsippany Hotel, located at 199 Smith Road, Parsippany, New Jersey, at 8:30 a.m. local time, on May 10, 2013, for the following purposes:

1.

To elect Jack Michelson, Ronald R. Taylor, Andrew L. Turner, Paul M. Bisaro, Christopher W. Bodine, Michel J. Feldman and Fred G. Weiss as members of the Board of Directors to hold office until the 2014 Annual Meeting or until each of their respective successors is duly elected and qualified.

2.

To approve, on an advisory basis, Named Executive Officer compensation.

3.

To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

4.

To consider a stockholder proposal, if properly presented at the meeting.

5.

To transact such other business as may properly come before the Annual Meeting or any adjournment, postponement or continuation thereof.

The Board of Directors has fixed the close of business on March 15, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on March 15, 2013 will be entitled to notice of and to vote at the Annual Meeting or any adjournment, postponement or continuation thereof. Your attention is directed to the attached Proxy Statement for more complete information regarding the matters to be acted upon at the Annual Meeting.

You may vote your shares in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares: (i) by accessing the Internet site described in the Notice Regarding the Availability of Proxy Materials previously provided to you, (ii) by calling the toll-free telephone number listed on the Internet site, voter instruction form, proxy card or Notice Regarding the Availability of Proxy Materials, or (iii) by marking, dating and signing any proxy card or voter instruction form provided to you and returning it in the accompanying postage paid envelope as quickly as possible.

March 29, 2013

Parsippany, New Jersey

By Order of the Board of Directors

David A. Buchen
Secretary

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March 29, 2013

To Our Stockholders:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Actavis, Inc. The annual meeting will be held at the Sheraton Parsippany Hotel located at 199 Smith Road, Parsippany, New Jersey on May 10, 2013 at 8:30 a.m. local time.

In connection with the annual meeting, we have prepared a Notice of Annual Meeting of Stockholders, a proxy statement, and our 2012 Annual Report to Stockholders, which provides detailed information relating to our activities and operating performance. The attached proxy statement describes the matters to come before the annual meeting. During the annual meeting, we will also review the activities of the past year and items of general interest about the company.

Pursuant to the rules of the Securities and Exchange Commission, we are furnishing their proxy materials to stockholders over the Internet.

We appreciate your continued interest and support as an Actavis, Inc. stockholder. We hope that you will be able to attend the annual meeting in person, and we look forward to seeing you.

It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials previously mailed to you or the instructions listed on the Internet site. If you have received a paper copy of the proxy statement and proxy card, you may grant a proxy to vote your shares by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means shares held of record by a broker, bank, or other nominee, you should review the Notice Regarding the Availability of Proxy Materials or voting instruction form your broker provided to you to determine whether and how you will be able to vote by telephone or over the Internet. Voting over the Internet, by telephone or by mailing a proxy card, will ensure your shares are represented at the annual meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

Paul M. Bisaro
President and CEO

Table of Contents

PROPOSAL NO. 1	ELECTION OF DIRECTORS	9
CORPORATE GOVERNANCE	12
BOARD OF DIRECTORS AND COMMITTEES	14
COMPENSATION DISCUSSION AND ANALYSIS	17
COMPENSATION COMMITTEE REPORT	30
SUMMARY COMPENSATION TABLE	31
2012 GRANTS OF PLAN-BASED AWARDS	33
2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	35
2012 OPTION EXERCISES AND STOCK VESTED	37
2012 NONQUALIFIED DEFERRED COMPENSATION	38
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL	39
DIRECTOR COMPENSATION	44
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	45

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	46
PROPOSAL NO. 2	ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”)	47
PROPOSAL NO. 3	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP	49
AUDIT FEES	50
REPORT OF THE AUDIT COMMITTEE	51
PROPOSAL NO. 4	EXECUTIVES TO RETAIN SIGNIFICANT STOCK	52
BOARD OF DIRECTORS’ RESPONSE TO STOCKHOLDER PROPOSAL	54
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	55
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	56
STOCKHOLDERS’ PROPOSALS FOR THE 2014 ANNUAL MEETING	57
OTHER BUSINESS	57

ACTAVIS, INC.

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

Proxy Statement

General

Your proxy is solicited by the Board of Directors of Actavis, Inc. (“Actavis,” the “Company,” “we,” “us” and “our”) for use at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Sheraton Parsippany Hotel, located at 199 Smith Road, Parsippany, New Jersey, at 8:30 a.m. local time on May 10, 2013 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Directions to the Annual Meeting can be viewed at www.sheratonparsippany.com/directions.

In connection with the Annual Meeting, we have prepared a Notice of Annual Meeting of Stockholders, a Proxy Statement, and our 2012 Annual Report to Stockholders, which provides detailed information relating to our activities and operating performance. Under Securities and Exchange Commission (“SEC”) rules, we have elected to make our proxy materials available to the majority of our stockholders via the Internet rather than mailing paper copies of those materials to each stockholder. On or about March 29, 2013, we mailed a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) directing stockholders to a website where they can access this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2012 and view instructions on how to vote via the Internet or by telephone. If you receive an Internet Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request one. If you received the Internet Notice of Availability only and would like to receive a paper copy of the proxy materials, please follow the instructions printed on Internet Notice of Availability to request that a paper copy be mailed to you. Stockholders who do not receive Internet Notice of Availability will receive a paper or electronic copy of our proxy materials. This Proxy Statement and related proxy materials are being mailed or made available to stockholders on or about March 29, 2013. We believe electronic delivery will expedite the receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of our proxy materials.

Who Can Vote

Only stockholders of record of our common stock at the close of business on March 15, 2013, the record date for the Annual Meeting, are entitled to receive notice of and to vote their shares at the Annual Meeting. As of that date, there were 127,749,913 shares of our common stock outstanding. Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. Certain distinctions between shares held of record and those owned beneficially are summarized below:

Stockholder of Record. If your shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer, you are considered the stockholder of record with respect to those shares and these proxy materials are being sent to you directly by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in “street name,” and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, bank or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting. If you are a beneficial owner whose shares are held in street name, you are not the stockholder of record and you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy giving you the right to vote your shares at the Annual Meeting from the broker, bank or other nominee holding your shares in street name. If your shares are held in street name, your broker, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares.

Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

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How to Vote

Your vote is very important and we encourage you to vote your shares and to submit your proxy regardless of whether or not you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

Stockholders of Record

If you are a stockholder of record, you may vote in one of the following ways:

By Telephone or on the Internet. You may vote by calling the toll-free telephone number noted on your proxy card or Internet Notice of Availability. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern time on May 9, 2013. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. You also may choose to vote on the Internet. The website for Internet voting is noted on your proxy card or your Notice of Internet Availability. Internet voting also is available 24 hours a day and will be accessible until 11:59 p.m. Eastern time on May 9, 2013. As with telephone voting, you may confirm that your instructions have been properly recorded. Stockholders who vote through the Internet or telephone should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder.

By Mail. If you received a paper copy of the proxy card by mail and choose to vote by mail, please mark your proxy card, date and sign it, and promptly return it in the postage-paid envelope provided.

In Person at the Annual Meeting. You may vote in person by attending the Annual Meeting and submitting a ballot.

Shares must be voted either in person, by telephone, on the Internet or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning a Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes.

If your proxy is properly completed, the shares it represents will be voted at the Annual Meeting as you instructed. If you submit your proxy, but do not provide instructions, your proxy will be voted in accordance with the Board’s recommendations as set forth in this Proxy Statement.

Beneficial Owners

If you are a beneficial owner of shares held in street name, then your broker, bank or other nominee will include instructions on how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of the Proxy Statement and voting instruction form from your broker, bank or nominee by following the instructions on the Internet Notice of Availability provided by your broker, bank or nominee. If you hold your shares in street name, you will need to obtain a legal proxy from your bank, broker or nominee in order for you to vote in person at the Annual Meeting and submit the legal proxy along with your ballot at the Annual Meeting.

Revoking Your Proxy

You have the right to revoke your proxy at any time before it is voted at the Annual Meeting by (1) filing a written notice with our Corporate Secretary, (2) delivering a new proxy bearing a later date, (3) granting a later proxy through telephone or Internet voting, or (4) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Any such notices and new proxies that are sent by mail should be sent to Actavis, Inc., Corporate Secretary, Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 07054.

Persons who hold their shares through a bank, brokerage firm or other nominee, may change their voting instructions by following the requirements of their bank or broker, or may vote in person at the Annual Meeting by obtaining a legal proxy from their bank or broker and submitting the legal proxy along with their ballots.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 10, 2013

This Proxy Statement and our 2012 Annual Report to Stockholders are available on our website at www.Actavis.com/proxy2013 and at www.proxyvote.com.

Our website also contains the following documents: the Notice of Annual Meeting of Stockholders, this Proxy Statement and proxy card sample, and the 2012 Annual Report to Stockholders. You are encouraged to review all of the important information contained in the proxy materials before voting.

Solicitation of Proxies

We have retained the services of a proxy solicitation firm, The Proxy Advisory Group, LLC (“Proxy Advisory”), to solicit proxies for the Annual Meeting from our stockholders. We will bear the entire cost of solicitation of our and Proxy Advisory’s solicitations, including the payment of fees of approximately $16,500 to Proxy Advisory for their services, and the cost of preparation, assembly, printing and mailing of this Proxy Statement, the Internet Notice of Availability,the proxy card and any additional information furnished to stockholders. In addition to the use of the mail, our directors, officers and employees may solicit proxies on our behalf by telephone, facsimile, electronic mail or personal solicitation. Our directors, officers and employees will receive no additional compensation for such services. We will reimburse brokers, custodians and nominees for the reasonable expenses they incur furnishing proxy solicitation and other required Annual Meeting materials to street-name holders who beneficially own those shares on the record date.

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Quorum and Voting

At the close of business on March 15, 2013, 127,749,913 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. Votes cast by proxy (including through the Internet or by telephone) or in person at the Annual Meeting will be tabulated by the election inspector appointed for the Annual Meeting who will determine whether or not a quorum is present. The presence, in person or by proxy, of the holders of a majority of our common stock outstanding and entitled to vote at the Annual Meeting is necessary in order to constitute a quorum for the conduct of business at the Annual Meeting.

If your shares of our common stock are held by a broker in street name, under the rules of the New York Stock Exchange (“NYSE”) your broker may vote your shares on certain matters if you do not provide your broker with voting instructions. Proposal No. 3, the ratification of the selection of our independent registered public accountants, is considered a routine matter upon which brokerage firms may vote on behalf of their clients even if no voting instructions are provided. A “broker non-vote” occurs when a broker holding your shares in street name does not vote on a particular matter because you did not provide the broker voting instructions and the broker lacks discretionary voting authority to vote the shares because the matter is non-routine. The non-routine matters on the agenda for this year’s Annual Meeting include the election of directors, an advisory vote to approve on the compensation of our Named Executive Officers and a stockholder proposal to require the Company to adopt a certain stock ownership policy for its senior executives to retain a significant percentage of their Company shares until reaching retirement age. Accordingly, with respect to the proposals other than Proposal No. 3 (ratification of the selection of our independent registered public accountants), your broker will not be able to vote your shares without specific instructions from you.

If a proxy is received but marked “abstain” or if a broker non-vote occurs, those shares will be considered as present and entitled to vote for purposes of determining the presence of a quorum.

A properly submitted proxy (including through the Internet or by telephone) that is received before the polls are closed at the Annual Meeting and that is not revoked will be voted in the manner directed by the stockholder submitting the proxy. If no direction is made, such proxy will be voted:

•

FOR the election of Jack Michelson, Ronald R. Taylor, Andrew L. Turner, Paul M. Bisaro, Christopher W. Bodine, Michel J. Feldman and Fred G. Weiss as our directors;

•

FOR the approval, on a non-binding basis, of our Named Executive Officer compensation;

•

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

•

AGAINST the stockholder proposal described in Proposal No. 4.

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. However, if other proper matters are presented at the Annual Meeting, or any continuations, adjournments or postponements of the Annual Meeting, it is the intention of the proxy holders named in our form of proxy to vote the proxies held by them in accordance with their best judgment.

The proxy for the Annual Meeting gives each of Paul M. Bisaro and David A. Buchen discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the Annual Meeting.

“Householding”

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name will receive only one copy of the Internet Notice of Availability and, upon request, our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to receive individual copies. If you share an address with another stockholder and prefer to receive separate copies of the Internet Notice of Availability or our proxy materials, please mail your request to Actavis, Inc., Investor Relations, Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 07054, or call our investor relations department at 1-862-261-7488.

Information on Our Website

Information on our website, other than our Proxy Statement and form of proxy, or any other website referred to in this Proxy Statement, is not part of the proxy soliciting material and is not incorporated into this Proxy Statement by reference.

Assistance

If you need assistance in submitting your proxy or have questions regarding the Annual Meeting, please contact our investor relations department at 1-862- 261-7488 or info@actavis.com or write to: Investor Relations, Actavis, Inc., Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 07054.

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PROPOSAL NO. 1    ELECTION OF DIRECTORS

Under our bylaws, the Board of Directors must consist of between seven and fifteen directors, with the exact number determined by the Board of Directors. The Board of Directors has set the current number of authorized directors at ten.

Prior to our 2011 Annual Meeting, our Articles of Incorporation provided that the Board of Directors be divided into three classes, with each class being elected for a three-year term, expiring at our Annual Meeting of stockholders. At our 2011 Annual Meeting, the Company’s stockholders approved an amendment and restatement of the Company’s Articles of Incorporation which, among other things, provided for the declassification of the Company’s Board of Directors. As a result, commencing with our 2012 Annual Meeting, the members of each class of directors standing for election at such Annual Meeting are elected annually for one-year terms expiring at the next succeeding Annual Meeting. As of the 2013 Annual Meeting, all of our directors other than our Class I directors, whose terms expire in 2014, stand for election annually, rather than every three years.

At the Annual Meeting, seven directors, who currently comprise the Class II and Class III directors, are to be elected to serve until the 2014 Annual Meeting or until their successors are duly elected and qualified.

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Jack Michelson, Ronald R. Taylor, Andrew L. Turner, Paul M. Bisaro, Christopher W. Bodine, Michel J. Feldman and Fred G. Weiss for reelection as directors to serve until the 2014 Annual Meeting or until their successors are duly elected and qualified.

Our other directors, Michael J. Fedida, Albert F. Hummel and Catherine M. Klema, are scheduled to serve as directors until the 2014 Annual Meeting, at which time they will stand for election annually for one year terms. On January 24, 2013, Anthony Selwyn Tabatznik, who had served as a director since December 2, 2009, resigned from the Board. Mr. Tabatznik’s decision to resign was not the result of any disagreement with the Company, its management or the Board of Directors.

Information about the nominees for director and our directors whose term of office will continue after the Annual Meeting is set forth in the following paragraphs and is based on information provided to us as of March, 2013. The Board of Directors knows of no reason why any of the following nominees will be unavailable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend, unless the number of directors constituting a full Board of Directors is reduced.

Director Nominees for Election at the Annual Meeting:

Jack Michelson

Director since 2002

Jack Michelson, age 78, was our consultant from February 2001 to June 2003. Mr. Michelson served for 24 years as an officer of G.D. Searle & Co., a pharmaceutical company, as the Corporate Vice President and President, Technical Operations from 1993 to 2001; Senior Vice President of Technical Operations from 1981 to 1993; and Vice President of Production and Engineering from 1977 to 1981. The Board concluded that Mr. Michelson should serve as a member of our Board because of his deep knowledge of the operational, technical and regulatory aspects of our business.

Ronald R. Taylor

Director since 1994

Ronald R. Taylor, age 65, has been President of Tamarack Bay, LLC, a private consulting firm, since 2001. Mr. Taylor has been a director of Red Lion Hotels Corporation, a hotel operating company, since 1998 and a director of ResMed Inc., a medical device manufacturer, since 2005. Mr. Taylor was a limited partner of Enterprise Partners Venture Capital (“Enterprise”), a venture capital firm, from April 2001 until September 2002, and was formerly a general partner of Enterprise from April 1998 to March 2001. Mr. Taylor was also a consultant to Cardinal Health, Inc., a provider of healthcare products and services, from May 1996 to May 2002. The Board concluded that Mr. Taylor’s qualifications to serve on our Board of Directors include his experience as a founder of a successful business and his expertise in evaluating and investing in healthcare companies.

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Andrew L. Turner

Director since 1997

Andrew L. Turner, age 66, was appointed as the Chairman of our Board in May 2008. He also serves as Manager of Trinity Health Systems, an owner of senior housing properties founded by Mr. Turner in 2009. Mr. Turner has been a director of Streamline Health Solutions, a provider of software for document solutions in hospitals, since 2007. Mr. Turner also serves as a director of Aston Healthcare Ltd., an operator of senior housing properties in the United Kingdom. The Board concluded that Mr. Turner’s qualifications for service on our Board include his extensive experience as a healthcare entrepreneur and his deep knowledge of our Company and business.

Paul M. Bisaro

Director since 2007

Paul M. Bisaro, age 52, has served as our President and Chief Executive Officer and on our Board of Directors since 2007. Prior to joining us, Mr. Bisaro was President, Chief Operating Officer and a member of the Board of Directors of Barr Pharmaceuticals, Inc., a global specialty pharmaceutical company (“Barr”), from 1999 to 2007. Between 1992 and 1999, Mr. Bisaro served as General Counsel of Barr and from 1997 to 1999 served in various additional capacities including Senior Vice President — Strategic Business Development of Barr. Prior to joining Barr, he was associated with the law firm Winston & Strawn and a predecessor firm, Bishop, Cook, Purcell and Reynolds from 1989 to 1992. Mr. Bisaro received his undergraduate degree in General Studies from the University of Michigan in 1983 and a Juris Doctor from Catholic University of America in Washington, D.C. in 1989. The Board concluded that Mr. Bisaro should serve on the Board because of his experience as a senior executive in our industry, his knowledge of our Company and its day-to-day operations and his strong strategic vision for the Company.

Christopher W. Bodine

Director since 2009

Mr. Bodine, age 57, retired from CVS Caremark in January 2009 after 24 years with CVS. Prior to his retirement, Mr. Bodine served as President, Healthcare Services of CVS Caremark Corporation, where he was responsible for strategy, business development, trade relations, sales and account management, pharmacy merchandising, marketing, information technology and Minute Clinic. Prior to the merger of CVS Corporation and Caremark Rx, Inc. in March 2007, Mr. Bodine served for several years as Executive Vice President — Merchandising and Marketing of CVS Corporation. Mr. Bodine has also been active in the pharmaceutical industry serving on a number of boards and committees, including the Healthcare Leadership Council, RI Quality Institute, National Retail Federation, National Association of Chain Drug Stores (NACDS), and the NACDS Pharmacy Affairs and Leadership Committees. The Board concluded that Mr. Bodine should serve on the Board because of his extensive industry experience and knowledge of the needs and operations of our major customers.

Michel J. Feldman

Director since 1985

Michel J. Feldman, age 70, is a senior income partner of the law firm of Seyfarth Shaw LLP, where he has practiced since October 2003. Previously, Mr. Feldman was a member of the law firm of D’Ancona &Pflaum LLC, where he practiced from June 1991 to October 2003. Effective October 2003, D’Ancona &Pflaum LLC merged with Seyfarth Shaw LLP. Mr. Feldman is also a certified public accountant (inactive). The Board concluded that Mr. Feldman’s qualifications as a member of our Board of Directors include his legal expertise, business experience and more than 25 years of service as a Director of our Company.

Fred G. Weiss

Director since 2000

Fred G. Weiss, age 71, has been the managing director of FGW Associates, Inc., a consulting firm, since 1997. Mr. Weiss served as Vice President, Planning, Investment and Development of Warner-Lambert from 1983 to 1996 and prior to that served as Vice President and Treasurer of Warner-Lambert from 1979 to 1983, where he was involved in both strategic planning and corporate development. Mr. Weiss is also an Independent Vice-Chairman of the Board and Chairman of the Audit Committee of numerous BlackRock-sponsored mutual funds. In this capacity, and pursuant to BlackRock’s policies, Mr. Weiss has oversight responsibility for finance and accounting matters, and has no responsibility for, or discretion concerning, any of BlackRock’s equity investment decisions. Additionally, Mr. Weiss has been a Director of the Michael J. Fox Foundation for Parkinson’s Research since 2000. The Board concluded that Mr. Weiss is qualified to serve as a member of our Board of Directors because of, among other factors, his financial expertise and experience in strategic planning and corporate development.

The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend, unless the number of directors constituting a full Board of Directors is reduced.

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Required Vote for Election of Directors

Persons nominated to serve on our Board of Directors in an uncontested election must receive a greater number of votes cast “FOR” than votes cast “AGAINST” in order to be elected, or re-elected, to the Board of Directors. Accordingly, abstentions will not affect the outcome of the election of directors. Proxies cannot be voted for a greater number of persons or different persons than the nominees named.

Please note that if your broker holds your common stock in “street name,” your broker will not vote your shares on the election of directors, and broker non-votes will result, unless you provide your voting instructions to your broker. Broker non-votes will not affect the outcome of the election of directors.

The Board of Directors unanimously recommends a vote FOR the election of Jack Michelson, Ronald R. Taylor, Andrew L. Turner, Paul M. Bisaro, Christopher W. Bodine, Michel J. Feldman and Fred G. Weiss.

Directors whose Terms Expire at the 2014 Annual Meeting:

Michael J. Fedida

Director since 1995

Michael J. Fedida, age 66, a registered pharmacist, has served for the past 27 years as an officer and director of several retail pharmacies wholly or partially owned by him, including J&J State Street Pharmacy from 2009 to present, J&J Saint Michael’s Pharmacy from 2005 to present; J&J Pharmacy and Classic Pharmacy from 1987 to present; Perfect Pharmacy from 1980 to 2000; and Phoster Pharmacy from 1985 to 2000. Mr. Fedida has been a director of Arbor Pharmaceuticals, Inc., a pediatric pharmaceutical company, since March 2010. Mr. Fedida served on the Board of Directors of Circa Pharmaceuticals, Inc. (“Circa”), from 1988 to 1995, at which time Circa was acquired by us. Mr. Fedida was a Director of Bradley Pharmaceuticals, Inc., a specialty pharmaceutical company, from April 2004 to February 21, 2008. The Board concluded that Mr. Fedida should serve as a director because of his decades of experience as a practicing pharmacist and manager of a number of pharmacy businesses, which help him to bring the perspective of pharmacists and customers to the deliberations of the Board.

Albert F. Hummel

Director since 1986

Albert F. Hummel, age 68, has been our director since March 1986, except for a period from July 1991 to October 1991. Mr. Hummel has been President of Pentech Pharmaceuticals, Inc., a development stage pharmaceutical company, since July 1998 and CEO and Director of Cobrek Pharmaceuticals, Inc., a private venture- backed pharmaceutical research and development firm and an affiliate of Pentech, from May 2008 until December, 2012. Since November 2005, Mr. Hummel has been a director for Obagi Medical Products, Inc., a specialty pharmaceutical company focused on the aesthetic and therapeutic skin health markets. Mr. Hummel was appointed President and Chief Executive Officer of Obagi on April 21, 2011. Additionally, Mr. Hummel served as a partner in Affordable Residential Communities, a property management firm, from January 1994 through March 2006. The Board concluded that Mr. Hummel should serve on the Board because he brings extensive capital markets and strategic planning experience to our Board.

Catherine M. Klema

Director since 2004

Catherine M. Klema, age 54, is currently President of Nettleton Advisors LLC, a consulting firm established by Ms. Klema in 2001. Ms. Klema served as Managing Director, Healthcare Investment Banking, at SG Cowen Securities from 1997 to 2001. While at SG Cowen, Ms. Klema had advised us on investment banking matters. Ms. Klema also served as Managing Director, Healthcare Investment Banking, at Furman Selz LLC from 1994 until 1997, and was employed by Lehman Brothers from 1987 until 1994. Ms. Klema served as a director of Pharmaceutical Product Development, Inc., a global contract research organization, from 2000 – 2011. In March 2012, Ms. Klema was appointed to the Montefiore Medical Center Board of Trustees. The Board concluded that Ms. Klema’s qualifications for service on our Board include her background in healthcare investment banking and her knowledge of the business of pharmaceutical research and development.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Conduct

Our Board of Directors has adopted Corporate Governance Guidelines. These guidelines address the make-up and functioning of the Board of Directors and its committees, which include determining director independence, criteria for Board membership, and authority to retain independent advisors.

Our Board of Directors has also adopted a Code of Conduct, which applies to all of our Board members and all of our officers and employees. The Code sets forth and summarizes certain of our policies related to legal compliance and honest and ethical business practices. The Code is intended to comply with the standards set forth in Section 303A.10 of the NYSE’s Listed Company Manual and SEC rules and regulations. Any amendments to, or waivers from, provisions of the Code of Conduct that apply to our directors or executive officers, including our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) and persons performing similar functions, will be promptly posted on our website at http://www.Actavis.com.

You can find links to our Corporate Governance Guidelines and our Code of Conduct under the “Investors — Corporate Governance” section of our website at http://www.Actavis.com. Copies of these materials are available to stockholders without charge upon request sent to Investor Relations at Actavis, Inc., Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 07054.

Director Independence

On an annual basis our Board of Directors reviews the independence of all directors and affirmatively makes a determination as to the independence of each director. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with Actavis. To assist in making this determination, the Board has adopted Director Independence Standards, which are designed to conform to, or be more exacting than, the independence requirements set forth in the listing standards of the NYSE. You may find these standards at Exhibit A of our Corporate Governance Guidelines discussed above, which may be found under the “Investors — “Corporate Governance” section of our website at www.Actavis.com. In addition to applying these Director Independence Standards, the Board considers any and all additional relevant facts and circumstances in making an independence determination.

Our Board has determined that at least a majority of its directors has no direct or indirect material relationship with us (other than as our director) and such directors are independent within the meaning of the independence standards promulgated by the SEC and the NYSE. Specifically, on March 6, 2013, the Board determined, based on our Director Independence Standards and the NYSE standards for independence, that Christopher W. Bodine, Michael Fedida, Michel Feldman, Albert Hummel, Catherine Klema, Jack Michelson, Ronald Taylor, Andrew Turner and Fred Weiss, or nine out of our ten current directors, have no material relationship with us and are independent directors. Mr. Bisaro was determined to be not independent, because he is our President and Chief Executive Officer. Mr. Tabatznik, who resigned from our Board on January 24, 2013, was previously determined to be not independent because of the fact that, among other things, he served as an employee of the Arrow Group prior to our acquisition of the Arrow Group in 2009, and was a party to a consulting agreement with us during the period from May 10, 2010 through May 9, 2011.

The relationships and transactions reviewed by the Board in making these independence determinations included the following:

(i)

Mr. Bodine’s service as an employee of CVS Caremark Corporation, a customer of the Company, through January of 2009, including as Special Advisor to the Chief Executive Officer of CVS Caremark Corporation from July 29, 2008 and, prior to that, as Executive Vice President of CVS Caremark Corporation and President — Caremark Pharmacy Services;

(ii)

Mr. Fedida’s ownership of pharmacies that from time to time purchase pharmaceuticals from Anda, Inc., one of our subsidiaries that is a wholesaler distributor;

(iii)

Ms. Klema’s former directorship with Pharmaceutical Product Development, Inc., a contract research organization that has provided services for us in the past;

(iv)

Mr. Taylor’s former directorship of 3e Company, a privately-held compliance information services company that has provided services for us in the past; and

(v)

Mr. Hummel’s (i) current service as a director and officer of Obagi Medical Products, Inc. a specialty pharmaceutical company focused on the aesthetic and therapeutic skin health markets; and (ii) former service as a director and officer of Pentech Pharmaceuticals, Inc., and its affiliate, Cobrek Pharmaceuticals, Inc., a private development stage pharmaceutical company engaged in the development and commercialization of pharmaceutical products.

The Board has determined that these transactions were made in the ordinary course, were below the thresholds set forth in our director independence standards and did not affect the independence of the directors involved.

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Risk Oversight; Assessment of Compensation Risk

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks, and others, such as the impact of competition and reputational risks. Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the Board is ultimately responsible for risk oversight at Actavis, various committees of the Board are actively involved in the oversight of risks facing us.

A committee of the Board receives regular reports from members of senior management on areas of material risk to the Company. When a committee receives the report, the Chairman of the relevant committee reports on the discussion to the full Board during the next Board meeting. This enables the Board and its committees to coordinate their oversight of risk and identify risk interrelationships. Pursuant to its charter, the Audit Committee is responsible for discussing with management the Company’s major areas of financial risk exposure, and reviewing the Company’s risk assessment and risk management policies. As discussed in more detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee reviews our compensation programs to ensure that these programs do not lead to excessive risk-taking by our employees. The Board does not believe that its role in the oversight of the Company’s risk affects the Board’s leadership structure.

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BOARD OF DIRECTORS AND COMMITTEES

Executive Sessions

We schedule regular executive sessions in which non-management directors meet without management participation. The Chairman of the Board, Mr. Turner, presides at these meetings. We also schedule regular executive sessions in which only independent directors meet.

Communications with the Board of Directors

Any interested party, including any stockholder, wishing to contact the Board of Directors, the presiding director of the non-management director meetings, or any other individual director may do so in writing by sending a letter to:

Chairman, Nominating and Corporate Governance Committee

c/o Corporate Secretary

Actavis, Inc.

Morris Corporate Center III

400 Interpace Parkway,

Parsippany, NJ 07054

Our Corporate Secretary reviews all such written correspondence and regularly forwards to the Board of Directors a summary of all correspondence and copies of correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board of Directors or its committees, or that the Corporate Secretary otherwise determines requires Board attention.

Leadership Structure

The Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interest of stockholders at this time. We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. We also believe that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. We also believe that this leadership structure is preferred by a significant number of our stockholders.

Director Nomination Process

The Nominating and Corporate Governance Committee considers director candidates from diverse sources, including suggestions from stockholders. From time to time, the Nominating and Corporate Governance Committee may engage a third party for a fee to assist in identifying potential director candidates. The Nominating and Corporate Governance Committee looks for candidates who represent a diverse mix of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. The backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Specifically, this committee seeks candidates who (a) bring not only direct experience, but also a variety of experience and background, both professionally and personally, (b) will represent the best interests of the stockholders as a whole rather than special interest groups or particular constituencies, (c) have a reputation for integrity and (d) satisfy the independence requirements of the NYSE, our Director Independence Standards and applicable law. The Nominating and Corporate Governance Committee’s goal is to have a diverse, balanced and engaged board whose members possess the skills and background necessary to maximize stockholder value in a manner consistent with all legal requirements and the highest ethical standards. Our Corporate Governance Guidelines specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. This committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee’s Charter and our Corporate Governance Guidelines, which are published on our website at http://www.Actavis.com under the Investors section, set forth in further detail the criteria that guide this committee in assessing potential candidates for the Board of Directors.

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In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee considers the director’s contributions to the Board and the committees on which such person serves, participation in and attendance at meetings, and any changes in employment status, health, community activity or other factors that may affect the director’s continuing contributions to the Board. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of candidates that can best ensure the long-term success of the business and represent stockholder interests through the exercise of sound judgment using its depth and diversity of experience.

The Nominating and Corporate Governance Committee initially evaluates a candidate for nomination to the Board based on information supplied by the party recommending the candidate and any additional public information that may be available. If the initial evaluation is favorable, the Nominating and Corporate Governance Committee gathers additional information on the candidate’s qualifications, availability, probable level of interest and any potential conflicts of interest. If the subsequent evaluation is also favorable, the Nominating and Corporate Governance Committee contacts the candidate directly to better determine each party’s level of interest in pursuing the candidacy and checks the candidate’s references. If, after discussions and meetings, the candidate and the Nominating and Corporate Governance Committee establish a mutual interest in pursuing the candidacy, the committee will make a final recommendation to the Board to nominate the candidate for election by the stockholders (or to select the candidate to fill a vacancy, as applicable). The Nominating and Corporate Governance Committee employs the same process for evaluating all candidates, including those properly recommended by stockholders and will consider stockholder recommendations of candidates on the same basis as it considers all other candidates.

Stockholders wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee may do so by sending the candidate’s name, biographical information and qualifications, together with a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and, if nominated and elected, he or she will serve as a director, to the Chair of the Nominating and Corporate Governance Committee in care of the Corporate Secretary, Actavis, Inc., Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 07054. The submission of a recommendation by a stockholder in compliance with these procedures does not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in our Proxy Statement. However, the Nominating and Corporate Governance Committee will consider any such candidate in accordance with the procedures and guidelines as described above and as set forth in the Charter of our Nominating and Corporate Governance Committee and in our Corporate Governance Guidelines.

Board Meetings

During the fiscal year ended December 31, 2012, the Board of Directors held nine meetings and executed one unanimous written consent in lieu of a meeting. Each incumbent director attended at least 75 percent of the combined total of (i) all Board of Directors and (ii) all meetings of committees of which the director was a member. We do not have a policy with regard to board members’ attendance at annual meetings. All members of the Board then in office attended our 2012 Annual Meeting of Stockholders.

Committees

The Board of Directors has created four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Regulatory Compliance Committee. The Board of Directors has adopted a charter for each of the four committees. The charters for each committee and other materials related to corporate governance are available under the Investors section of our website at http://www.Actavis.com. A copy is also available to stockholders upon request sent to Investor Relations at Actavis, Inc., Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 07054.

The Audit Committee

We have an Audit Committee currently composed of Michel J. Feldman, Albert F. Hummel, Ronald R. Taylor and Fred G. Weiss. Each member of the Audit Committee served as such throughout fiscal year 2012.

Mr. Weiss serves as the Chairman of the Audit Committee. All of the members of the Audit Committee have been determined by the Board of Directors to be “independent” and meet the audit committee independence requirements of the NYSE listing standards and SEC Rule 10A-3. The Board of Directors has determined that all of the current members of the Audit Committee qualify as “audit committee financial experts” within the meaning of the SEC rules, and are financially literate as required under the NYSE listing standards. The functions of the Audit Committee and its activities during fiscal 2012 are described below under the heading “Report of the Audit Committee.” The Audit Committee is directly responsible for the engagement, compensation and oversight of the work of PricewaterhouseCoopers LLP (including resolution of disagreements, if any, between management and PricewaterhouseCoopers LLP regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. During the fiscal year ended December 31, 2012, the Audit Committee met five times.

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The Compensation Committee

We have a Compensation Committee currently composed of Christopher W. Bodine, Michael J. Fedida, Catherine M. Klema and Ronald R. Taylor. Each member of the Compensation Committee served as such throughout fiscal year 2012.

Mr. Taylor serves as the Chairman of the Compensation Committee. All of the members of the Compensation Committee have been determined by the Board of Directors to be “independent” and meet the independence requirements of the NYSE listing standards. Our Board has determined that all current Compensation Committee members qualify as “non-employee directors” within the meaning of Section 16 of the Exchange Act and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The primary purpose of the Compensation Committee is to: (1) evaluate the performance and determine the compensation of our chief executive officer; (2) review and determine the compensation payable to our executive officers; (3) make recommendations to the board of directors regarding the compensation payable to members of the board of directors; (4) review our incentive compensation and other stock-based plans and administer our stock based plans and our incentive compensation plan; (5) oversee the use of senior executive employment agreements and severance plans; (6) review compensation programs and policies for features that may encourage excessive risk taking, and determine the extent to which there may be a connection between compensation and risk; and (7) review and approve the Compensation Discussion and Analysis to be included in the Proxy Statement for our annual meetings.

The Compensation Committee engaged F.W. Cook, an independent compensation consulting firm, to advise the Compensation Committee during the 2012 fiscal year. F.W. Cook reported directly to the Compensation Committee and the Compensation Committee retains the right to terminate or replace the consultant at any time. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation, including the role of our chief executive officer, are addressed in the Compensation Discussion and Analysis beginning on page 17. The Compensation Committee met five times and executed two unanimous written consents in lieu of a meeting during the fiscal year ended December 31, 2012.

The Nominating and Corporate Governance Committee

We have a Nominating and Corporate Governance Committee currently composed of Christopher W. Bodine, Catherine M. Klema, Jack Michelson and Fred G. Weiss. Each member of the Nominating and Corporate Governance Committee served as such throughout fiscal year 2012. Ms. Klema serves as the Chairperson of the Nominating and Corporate Governance Committee. All of the members of the Nominating and Corporate Governance Committee have been determined by the Board of Directors to be “independent” and meet the independence requirements of the NYSE listing standards. The key functions of the Nominating and Corporate Governance Committee are to identify and present qualified candidates to the Board of Directors for election or re-election as directors of the Company, ensure that the size and composition of the Board of Directors and its committees best serve our practices and objectives, develop and recommend to the Board of Directors a set of corporate governance guidelines and principles and periodically review and recommend changes to such guidelines and principles as deemed appropriate, oversee the evaluation of the Board of Directors and senior management, and make recommendations to the Board regarding governance matters, including our Charter and Bylaws. The Nominating and Corporate Governance Committee met two times during the fiscal year ended December 31, 2012.

The Regulatory Compliance Committee

We have a Regulatory Compliance Committee currently composed of Michael J. Fedida, Michel J. Feldman, Albert F. Hummel and Jack Michelson. Each was a member of the Regulatory Compliance Committee throughout fiscal year 2012. Mr. Michelson serves as the Chairman of the Regulatory Compliance Committee. The primary purpose of the Regulatory Compliance Committee is to assist the Board of Directors with the Board’s oversight responsibilities regarding our compliance with applicable regulatory requirements related to product safety and quality and environmental, health and safety matters. The Regulatory Compliance Committee met two times during the fiscal year ended December 31, 2012.

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COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss and analyze the compensation paid to each of our Named Executive Officers (or “NEOs”) in 2012. Throughout this Proxy Statement, references to our NEOs refer to:

Paul M. Bisaro	President and Chief Executive Officer
R. Todd Joyce	Chief Financial Officer – Global
Robert A. Stewart	President, Global Operations
Sigurdur O. Olafsson	President, Global Generics
David A. Buchen	Chief Legal Officer – Global

The Executive Summary that follows provides an overview of our performance and its relationship with our compensation decisions and practices. Following the Executive Summary, we will review each element of compensation. This Compensation Discussion and Analysis should be read together with the information in the Summary Compensation Table and other executive compensation tables below.

Executive Summary

Company Performance

Following is a summary of significant financial and strategic achievements in 2012:

•

Our net revenue increased 29%, from $4.6 billion in 2011 to $5.9 billion in 2012.

•

We acquired the Actavis group, creating the 3rd largest global generics company. The acquisition brings complementary products and capabilities in the United States, while at the same time strengthening our commercial position in key established European markets as well as in emerging growth markets, including Central and Eastern Europe and Russia;

•

We completed the acquisition of Ascent Pharmahealth Ltd., and, as a result of the acquisition, became the fifth largest generic pharmaceutical company in Australia and the largest generic company in Singapore. We also gained an established commercial base in Malaysia, Hong Kong, Vietnam and Thailand;

•

We have achieved our strategic objective of expanding and diversifying our business and created a truly global company, with approximately 40% of our generic revenues on a pro forma combined basis derived from markets outside of the United States in 2012;

•

We recorded progress in our biosimilar initiatives, including acquiring a development stage biosimilar to Herceptin® which we contributed to our collaboration with Amgen. The Amgen collaboration includes development stage biosimilar versions of Herceptin®, Avastin®, Rituxan/MabThera® and Erbitux®; and

•

We continued to develop our Actavis Specialty Brands business, launching Rapaflo®, Gelnique®, Oxytrol® and Androderm® in Canada and filing for a number of approvals in Brazil.

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Share Performance

The information in the graph below pertaining to our performance relative to the S&P 500 Index and the Dow Jones US Pharmaceuticals Index is being furnished but not filed with the SEC, and as such, the information is neither subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

The following graph compares the cumulative 5-year total return of holders of Actavis’ common stock with the cumulative total returns of the S&P 500 index and the Dow Jones US Pharmaceuticals index. The graph tracks the performance of a $100 investment in our common stock and in each of the indexes (with reinvestment of all dividends, if any) on December 31, 2007 with relative performance tracked through December 31, 2012.

Notwithstanding anything to the contrary set forth in our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by us under those statutes, the following graph will not be deemed incorporated by reference into any future filings made by us under those statutes.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Actavis, Inc., the S&P 500 Index,
and the Dow Jones US Pharmaceuticals Index

In $
350
300
250
200
150
100
50
0
12/07
12/08
12/09
12/10
12/11
12/12
* Source/reference.
Actavis, Inc
S&P 500
Dow Jones US Pharmaceuticals

*$100 invested on 12/31/07 in stock or index, including reinvestment of dividends.Fiscal year ending December 31.
Copyright© 2013 S&P, a division of The McGraw-Hill Companies Inc. All rights reserved.Copyright© 2013 Dow Jones & Co. All rights reserved.

Objectives of Our Executive Compensation Programs

Our compensation programs for our executives are designed to achieve the following objectives:

•

Attract and retain top contributors to ensure that we have high caliber executives;

•

Create and maintain a performance-driven organization, by providing upside compensation opportunity for outstanding performance and downside compensation risk in the event of performance below expectations;

•

Align the interests of our executives and stockholders by motivating executives to increase stockholder value along with the achievement of other key corporate goals and objectives and rewarding executives when stockholder value increases;

•

Encourage teamwork and cooperation while recognizing individual contributions by linking variable compensation to company and individual performance based on position, responsibilities and ability to influence financial and organizational results;

•

Provide flexibility and allow for discretion in applying our compensation principles in order to appropriately reflect individual circumstances as well as changing business conditions and priorities;

•

Motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives, and reward them for meeting these objectives; and

•

Reinforce our entrepreneurial culture.

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Principal Components of Executive Compensation

The following table summarizes the key components of our compensation program for our Named Executive Officers and the purpose of each component:

Component	Key features	Purpose
Base Salary	Fixed cash payment based on position and responsibilities, experience and individual performance.	Offers a stable source of income.
Annual Incentive Program	Annual cash incentive tied to achievement of designated short-term company, segment and individual goals.	Intended to motivate and reward executives for achievements of short-term company and individual goals.
Equity Incentives	Equity incentives earned based on time and/or performance-based requirements.	Intended to create alignment with shareholders and promote retention and achievement of company performance objectives, including longer-term objectives.

The following chart illustrates the key compensation elements for our Chief Executive Officer as a percentage of his 2012 total target compensation, over 80% of which is incentive-based.

The following chart illustrates the key compensation elements for our Named Executive Officers other than our Chief Executive Officer as an average percentage of their 2012 total target compensation, of which an average of 76% is incentive-based:

We also provide the following compensation components to our Named Executive Officers:

Component	Key features	Purpose
Deferred Compensation Plan	Allows deferral of base salary and annual incentive awards.	Allows participants to plan and save for retirement, thereby encouraging retention.
Health and Welfare Benefits	Named Executive Officers participate in the same health and welfare plans as our employees generally.	Promotes well-being of the Named Executive Officers.
Severance and Change in Control Benefits	Cash, welfare and equity acceleration benefits provided in the event of certain terminations of employment, including in connection with a change in control.

Intended to encourage retention by providing a source of security to the Named Executive Officers in the event their employment is terminated; change-in- control benefits encourage attention to duties in time of potential change-in-control

Limited Perquisites and Personal Benefits	Car allowance, physical, financial planning reimbursement, and, for Mr. Bisaro, limited personal use of corporate aircraft	Increase efficiency, protect health and financial well-being, and promote security.

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Key Governance Features of Our Executive Compensation Program

At-risk compensation and pay for performance. As illustrated by the charts above, we link a significant portion of each Named Executive Officer’s total compensation to the achievement of specific, rigorous performance goals. We consider such portion of each executive’s compensation to be “at-risk.”

•

Performance-based annual cash incentive awards. Our annual cash incentive awards are intended to directly link a significant amount of annual cash compensation to achievement of measurable annual individual and corporate and, for some NEOs, segment financial goals.

•

Long-term equity incentives. Our equity incentives focus our executives’ efforts on the creation of stockholder value and long-term growth. The aggregate dollar value of annual equity awards granted to our NEOs is allocated in equal amounts among three types of grants: (i) time-based vesting restricted stock, (ii) one-year performance-based vesting restricted stock units tied to Adjusted EBITDA (defined below) and (iii) three-year performance-based vesting restricted stock units tied to Total Shareholder Return (defined below) relative to our peer company group. Thus, two-thirds of the total annual long-term equity incentive grant value is contingent upon the achievement of financial performance goals.

Appropriate choice and use of peer groups. We have thoughtfully selected a peer group of companies with similar market capitalization or scope of operations to us against which to benchmark our Named Executive Officers’ compensation. We set executive total compensation at levels the Compensation Committee believes are appropriate relative to the total compensation paid to similarly situated executives of our peer companies, giving consideration to market and other factors as well. As explained further below, our total compensation is generally targeted at the median of the market.

Equity compensation best practices. Our equity plans prohibit option repricing or replacement of underwater options. We do not have excessive overhang or dilution from equity grants. Our equity incentives generally vest over a period of three to four years to ensure that our executives maintain a long-term view of shareholder value creation and to encourage retention.

No supplemental retirement plans. We do not maintain any supplemental retirement plans, although we do make limited matching contributions to a deferred compensation plan.

Limited gross-ups. The only employment agreements of our NEOs that provide for gross-ups of excise taxes in connection with a change in control are agreements for Messrs. Joyce and Buchen that were entered into prior to 2010, and we have not enhanced those gross-ups. In November 2012, in connection with his amended employment agreement, we eliminated the gross-up previously provided for Mr. Bisaro.

Limited perquisites and personal benefits. We provide our NEOs with only limited perquisites and personal benefits in addition to the regular benefits offered to all employees – a monthly car allowance, mandatory annual physical exams, reimbursement for financial planning assistance and, in the case of Mr. Bisaro, limited personal use of the Company’s aircraft. We believe that each of these perquisites has an important business purpose, as explained below.

No single-trigger change-in-control benefits. Our change of control arrangements, which include payment of cash severance benefits under the NEOs’ employment agreements and accelerated vesting of equity awards, are “double-trigger” in that they are payable only if an NEO’s employment is terminated following a change of control.

Independent Compensation Committee. Compensation decisions are approved by an independent Compensation Committee.

Independent Compensation Committee consultant. Frederic W. Cook & Co., Inc. (“F.W. Cook”), our compensation consultant, reports directly to the Compensation Committee and provides no services to the Company or management.

Risk mitigation. As described in further detail below, the mix and design of our compensation programs serve to mitigate operational, financial, legal and regulatory, and strategic and reputational risks. In addition, our stock ownership guidelines and clawback policies help mitigate risk.

Stock ownership requirements and anti-hedging and anti-pledging policies. Our executive officers are subject to minimum stock ownership requirements intended to reflect the Compensation Committee’s philosophy that all officers should hold a significant amount of stock to ensure their interests are aligned with those of our stockholders. In addition, our insider trading policy prohibits our Named Executive Officers from hedging their economic exposure to our stock or pledging our stock.

Clawback policies. Mr. Bisaro’s employment agreement, as well as our 2012 Annual Incentive Compensation Plan, include clawback policies requiring the recoupment of certain incentive compensation in the event of a restatement of our financial statements.

Impact of 2012 Say on Pay Vote

At our 2012 stockholders meeting, we provided our shareholders with the opportunity to cast an annual advisory vote on executive compensation. Over 93% of the votes cast on this “2012 say-on-pay vote” were voted in favor of the proposal. We have considered the 2012 say-on-pay vote and we believe that overwhelming support of our shareholders for the 2012 say-on-pay vote proposal indicates that our shareholders are generally supportive of our approach to executive compensation. In addition, the Compensation Committee has taken into account the feedback it received during the course of the year from shareholders and potential investors regarding the Company’s executive compensation practices, which has largely been positive. Thus we did not make changes to our executive compensation arrangements in 2012 in response to our say-on-pay vote or other shareholder feedback. In the future, we will continue to consider the outcome of our say-on-pay votes and other shareholder feedback when making compensation decisions regarding the Named Executive Officers.

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Determination of Compensation

Role of the Compensation Committee in Compensation Decisions

The Compensation Committee of our Board of Directors makes all compensation decisions regarding senior management, which includes our Named Executive Officers and certain other senior officers of the company. Each member of the Compensation Committee is an independent, non-employee director. As described below, the Compensation Committee considers the Chief Executive Officer’s recommendations in determining the compensation of the other Named Executive Officers. The Compensation Committee’s decisions regarding the compensation of our Named Executive Officers are made outside the presence of the applicable officer. The Compensation Committee is also responsible for approving our executive compensation program and general compensation policies, all new or materially amended broad-based compensation plans, and the performance measures used in our executive compensation programs.

Role of Executive Officers in Compensation Decisions

On an annual basis, in concert with our CEO, our Named Executive Officers engage in a process whereby they each set corporate, segment and individual performance goals for the year to come. Following the completion of our fiscal year, our Named Executive Officers formally assess the extent to which each executive believes his goals were met. Our Chief Executive Officer reviews and discusses these self-assessments with each of our Named Executive Officers and makes recommendations to the Compensation Committee concerning compensation of the Named Executive Officers other than himself. The Compensation Committee takes these recommendations into account in determining base salaries, cash incentive awards and equity-based awards for our Named Executive Officers. Our Human Resources department also works with the Compensation Committee and its independent compensation consultant, Frederic W. Cook & Co., Inc. (as further described below), to ensure that the Compensation Committee is provided with appropriate information upon which to base its decisions.

Role of Independent Compensation Consultant in Compensation Decisions

The Compensation Committee engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”), an independent executive compensation consulting firm, to advise the Compensation Committee on matters related to Chief Executive Officer and other executive compensation with respect to 2012. As advisor to the Compensation Committee, F.W. Cook reviews the total compensation strategy and pay levels for the Named Executive Officers, informs the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs as well as compensation trends and best practices, and provides general advice to the Compensation Committee with respect to all compensation decisions pertaining to the Named Executive Officers. F.W. Cook also provides input on non-employee director compensation, proposed meeting agendas and presentation materials submitted by management to the Compensation Committee.

To safeguard the independence of F.W. Cook, the Compensation Committee retains the consultant and has the sole authority to terminate its engagement. The Compensation Committee determines the terms and conditions of the consultant’s engagement, including the fees charged. F.W. Cook reports directly to the Compensation Committee and provides no services to the Company or management. The Compensation Committee has assessed the independence of F.W. Cook pursuant to SEC rules and concluded that no conflict of interest exists with respect to its services to the Committee.

Benchmarking Against Peer Companies

In February, 2012, F.W. Cook conducted a benchmark review of the elements of our compensation program as compared to the elements of the programs provided for similarly situated executives among the following peer group of companies:

Allergan, Inc.	Mylan Laboratories Inc.
Cephalon, Inc.	Perrigo Company
Endo Pharmaceuticals Inc.	Valeant Pharmaceuticals International, Inc.
Forest Laboratories, Inc.	Warner Chilcott PLC
Hospira, Inc.

Our selection criteria for peer companies generally require that they be public companies competing primarily in the pharmaceutical sector with between 50% and 200% of our revenue or our market capitalization at the time of the study. We generally choose companies with similar revenues or market capitalization to be in our peer group because we believe that the complexity of executives’ roles tends to correspond with size of the company. Certain peer companies that fall outside the revenue/market capitalization range may still be included in the peer group if they are very similar to us in terms of business model, industry or scope of operations. In 2012, we chose not to include four companies that had been members of our peer company group during 2011: Medicis Pharmaceuticals Corp. and Par Pharmaceuticals, Inc. were eliminated from our peer group because of their lower revenues and market capitalization relative to the Company and the other members of our peer group. Biogen Idec was not included both because of its relatively large market capitalization (approximately $25 billion as of December 31, 2011), and business mix. Genzyme was not included because it was acquired by Sanofi-Aventis in 2011.The actual revenue for the companies in the peer group used to set 2012 compensation ranged from $2.44 billion to $6.03 billion, with the median being $2.9 billion, while the Company reported net operating revenue of $3.99 billion for 2012.

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In setting named executive officer compensation, the Compensation Committee does not rely exclusively on peer company compensation comparisons and considers an individual’s experience and market factors on a case-by-case basis. The Company supplements the peer group proxy analysis with data from other compensation surveys that is drawn from numerous companies (presented in aggregated form) in connection with its competitive analysis. The survey data used by the Compensation Committee to determine 2012 compensation represented the average of Towers Watson Pharmaceutical Survey and Radford Survey (each of which includes a large number of companies with a wide range of revenues), and was interpolated by F.W. Cook based on each executive’s revenue responsibility. In benchmarking compensation levels against the survey data, the Compensation Committee considers only the aggregated survey data provided by the consultant. The identity of the companies comprising the survey data is not disclosed to, or considered by, the Compensation Committee in its decision-making process. Therefore, the Compensation Committee members do not consider the identity of the companies comprising the survey data to be material for this purpose.

While we generally aim to set each Named Executive Officer’s target total direct compensation (base salary plus target annual cash incentive compensation plus the expected value of long-term incentive grants) at the median of the levels paid to similarly situated executives in our peer group, such data is intended to serve as only one of several reference points to assist the Compensation Committee in its discussions and deliberations. The Compensation Committee reserves flexibility to vary from the median based on a variety of factors including prior year compensation targets, the Named Executive Officer’s overall performance, changes in roles or responsibilities, and prior year short- and long-term incentive payments.

Description and Analysis of Our 2012 Compensation Decisions

This section describes the components of our executive compensation program, the way in which the Compensation Committee makes decisions about each component, the philosophy behind each component and the way these decisions and philosophies were applied to each Named Executive Officer.

Base Salary

Base salary provides our Named Executive Officers with a degree of financial certainty and stability. In setting base salaries and determining merit increases for our Named Executive Officers, the Compensation Committee takes into account a variety of factors, including:

•

level of responsibility;

•

individual and team performance;

•

internal review of the Named Executive Officer’s total compensation, individually and relative to our other officers and executives with similar responsibilities within the Company; and

•

general levels of salaries and salary changes relative to our other officers and executives with similar responsibilities at peer group companies.

With regard to individual and team performance, the Compensation Committee relies to a significant extent on our Chief Executive Officer’s evaluation of each other Named Executive Officer’s individual performance. Salary levels are typically reviewed annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to the salaries of our Named Executive Officers are based on the Compensation Committee’s and the Chief Executive Officer’s assessment (other than for himself) of the individual’s performance and market conditions.

After taking into consideration the factors listed above, our NEOs (other than Mr. Bisaro) received the following merit increases in base salary for 2012: Mr. Olafsson received a merit increase of 4.0%; Mr. Stewart received a merit increase of 11.0%; Mr. Joyce received a merit increase of 6.9% and Mr. Buchen received a merit increase of 3.0%. Pursuant to his amended and restated employment agreement dated as of November 12, 2012, Mr. Bisaro’s annual base salary was increased to $1,200,000.

Annual Cash Incentive Awards

In 2012, the Company adopted the 2012 Annual Incentive Compensation Plan intended to allow incentive compensation payable under such plan to qualify as performance-based compensation and therefore be tax-deductible by the Company under Internal Revenue Code Section 162(m). See “Tax Considerations” below for further information regarding Section 162(m).

In 2012, the Compensation Committee established maximum individual cash award opportunities for each Named Executive Officer under the 2012 Annual Incentive Compensation Plan pursuant to a specific formula based on the Company’s 2012 operating income. The maximum individual bonus opportunities for 2012 were 3.0% of operating income for Mr. Bisaro and 2.0% of operating income for each of our other Named Executive Officers. For purposes of determining amounts payable under this plan, “Operating income” is defined as the Company’s operating income determined in accordance with GAAP plus, without duplication and only to the extent such amount represents a charge or expense determined in accordance with GAAP and reflected in the operating income of the Company and regardless of classification within the Company’s statement of income, the sum of (a) depreciation and amortization expense; (b) asset impairment charges; (c) charges associated with the revaluation of material contingent liabilities that are based in whole or in part on future estimated cash flows; (d) business restructuring charges; (e) costs and charges associated with the acquisition of businesses and assets including, but not limited to, milestone payments and integration charges; (f) litigation charges and settlements; (g) losses and expenses associated with the sale of assets; minus (h) gains or income of a nature similar to items (a) through (g) above. With respect to each of (a) through (h), such amounts are as identified in the Company’s financial statements, notes to the financial statements, or management’s discussion and analysis with respect to the financial statements as filed with the U.S. Securities and Exchange Commission. Pursuant to the terms of this plan, in no event could the maximum bonus amount payable to any participant for the year exceed the Plan’s limit of $7,000,000. The Compensation Committee had the discretion to reduce the bonus amounts payable based on factors determined to be appropriate, including the achievement of other performance goals, described below.

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Individual Bonus Award Levels

The Compensation Committee sets threshold, target and maximum bonus award levels under the 2012 Annual Incentive Compensation Plan for our Named Executive Officers, not to exceed the maximum individual bonus opportunities described above. For 2012, the Compensation Committee set award levels for each of our Named Executive Officers as percentages of their base salaries as shown in the following table:

Name	Threshold Percentage/Dollar Value	Target Percentage/Dollar Value	Maximum Percentage/Dollar Value
Paul Bisaro	50%/$600,000	100%/ $1,200,000	225%/$2,700,000
R. Todd Joyce	35%/$175,115	70%/$350,230	157.5%/$788,018
Robert A. Stewart	35%/$211,602	70%/$423,204	157.5%/$952,209
Sigurdur O. Olafsson	35%/$240,722	70%/$481,445	157.5%/$1,083,252
David A. Buchen	35%/$192,792	70%/$385,585	157.5%/$867,565

In the case of Mr. Bisaro, the Compensation Committee determined that it made sense for his target payout level to be higher than that of the other Named Executive Officers based on its assessment of Mr. Bisaro’s overall leadership position in the Company and his role in formulating long-term strategies and other initiatives. Maximum payouts represent 225% of target payouts. Threshold payouts are based on the minimum level of performance for which payouts are authorized under the program and are equal to 50% of the Named Executive Officer’s target incentive award. No minimum bonus amount is payable to any of our NEOs.

Performance Goals

The performance goals used to determine bonuses under the 2012 Annual Incentive Compensation Plan in 2012 consisted of corporate and individual goals and, for some NEOs, segment financial goals.

Corporate Financial Performance. The corporate metric used under the 2012 Annual Incentive Plan was Corporate Financial Performance, as measured by Adjusted EBITDA. For the purpose of measuring Corporate Financial Performance, “Adjusted EBITDA” means our earnings before interest, taxes, depreciation and amortization, adjusted for share-based compensation, acquisition or licensing related charges, restructuring charges, litigation gains or losses, charges associated with our global supply chain initiative, non-cash charges, gains or losses on debt repurchase, gains or losses on sales of operating assets or securities and such other special items as determined at the discretion of our Board of Directors. A reconciliation of Adjusted EBITDA to net income for the year ended December 31, 2012 can be found on our Current Report on Form 8-K furnished to the SEC on February 19, 2013.

The Compensation Committee believes that Adjusted EBITDA is the best indicator of Corporate Financial Performance because it facilitates analysis by management and investors in evaluating the Company’s financial performance and comparing it against companies in its peer group.

The Compensation Committee used a performance grid that established various Adjusted EBITDA milestones necessary for full or partial funding of the annual incentive award for Corporate Financial Performance.

Adjusted EBITDA for 2012 was $1.362 billion, compared with target Adjusted EBITDA of 1.34 billion. Consequently 103.4% of the target opportunity was payable based on Corporate Financial Performance. Between threshold and maximum potential funding were intermediate levels of funding that were generally proportionate to corresponding Adjusted EBITDA milestones, though with a relatively larger reduction in funding for a failure to achieve a given milestone below the annual target.

Segment Contribution. For executives who have direct responsibility for the performance of specific business segments, the performance of the segments (Segment Contribution) is also considered in determining the annual incentive bonus. This consideration recognizes that each business segment has its own measures of performance and achievement that may differ from overall corporate measures or from the measures used by our other segments, and that the executives who have direct oversight and control over specific segments should be specifically compensated based on the performance of such segments. In the case of Mr. Stewart, our President of Global Operations, 80% of his 2012 bonus opportunity was based on Corporate Financial Performance and 20% was based on the performance of the Anda Distribution business segment. In the case of Mr. Olafsson, the head of the Global Generics business segment, 50% of his 2012 bonus opportunity was based on Corporate Financial Performance and 50% was based on the performance of the Global Generics business segment. Because their responsibilities relate to the Company as a whole rather than a particular business segment, the bonus for each of our Named Executive Officers other than Mr. Stewart and Mr. Olafsson was based on Corporate Financial Performance, without reference to the performance of a specific business segment.

For the purpose of measuring Segment Contribution, “Adjusted Contribution” was used, which means a business segment’s contribution to our operating profit as reported in our filings with the SEC, adjusted for any reconciling item of the relevant segment that was excluded in determining Adjusted EBITDA.

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In determining the portion of Messrs. Stewart’s and Olafsson’s annual incentive award attributable to Adjusted Contribution, the Compensation Committee used performance grids reflecting specific levels of Adjusted EBITDA contribution from the respective business segments for which they had direct responsibility.

Adjusted Contribution for 2012 was (i) $64.2 million for Anda Distribution compared with target Adjusted Contribution of $47.0 million, and (ii) $1.47 billion for Global Generics compared with target Adjusted Contribution of $1.43 billion. Consequently 125% of the target opportunity was payable based on Segment Contribution for Anda Distribution and 104.8% of the target opportunity was payable based on Segment Contribution for Global Generics. Between threshold and maximum funding were intermediate levels of potential funding that were generally proportionate to corresponding Adjusted Contribution milestones, though with a relatively larger reduction in funding for a failure to achieve a given milestone below the annual target.

Individual Performance. The Compensation Committee also recognizes that individual performance is a key element to consider in determining the overall cash incentive award available to an executive. To this end, our Chief Executive Officer reviews the performance of each of our Named Executive Officers (other than himself) on the basis of specific objective and subjective factors and makes recommendations to the Compensation Committee concerning their compensation, including with respect to adjustments to their target cash bonus payments. No specific weight is assigned to any of the factors considered. In 2012, such adjustment to reflect individual performance could have been a multiplier ranging from 0% to 150% of a Named Executive Officer’s bonus as otherwise determined based on the Corporate Financial Performance and Segment Contribution Goals. The Compensation Committee takes the Chief Executive Officer’s recommendations into account in determining adjustments to annual cash incentive awards. The Chief Executive Officer’s bonus is subject to a similar adjustment based on his individual performance, which is determined by the Compensation Committee.

Mr. Bisaro’s individual performance adjustment for 2012 was based on the Compensation Committee’s assessment of his success in implementing the following strategic goals:

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Continuing to establish, refine and implement strategies to develop and grow our Global Generic, Global Brands Distribution and Biosimilars business segments;

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Ensuring that the Company continues to successfully integrate acquisitions seamlessly, while capturing appropriate synergies and driving stockholder value;

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Maintaining and continuously improving the Company’s quality systems;

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Continuing to identify and retain key executives, recruit key executives and develop succession plans for our senior leaders; and

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Continuing to effectively communicate with stockholders and prospective stockholders concerning our business.

Performance Goals of Other NEOs. In consultation with the Compensation Committee, our Chief Executive Officer assigned specific individual performance goals for 2012 to our other NEOs that were tailored to the scope and nature of their responsibilities and the business segment(s) they serve.

Determination of 2012 Annual Incentive Compensation Plan Award Levels

The amounts payable to each Named Executive Officer under the 2012 Annual Incentive Compensation Plan, as shown in the Summary Compensation Table below, were determined by multiplying the 2012 annual base salary of such Named Executive Officer by a factor equal to:

(i)

the NEO’s target bonus percentage; times

(ii)

a factor equal to (A) the weighted percentage of the target bonus payable on the basis of the Company’s 2012 Adjusted EBITDA plus, as and if applicable, (B) the weighted percentage of the target bonus payable on the basis of the Segment Contribution; times

(iii)

an adjustment of between 0% and 150% based on the individual performance of the NEO in 2012.

In summary, the amount payable to a given NEO under our 2012 Annual Incentive Compensation Plan would be calculated according to the following formula:

(NEO’s base salary)	x	(NEO’s target bonus percentage)	x	(Adjustment factor for weighted Corporate Adjusted EBITDA plus, if applicable, weighted Segment Contribution)	x	(Adjustment of 0% to 150% for NEO’s individual performance)

Special Bonus

On March 6th, 2013 the Compensation Committee awarded Mr. Bisaro a regular bonus of $1,779,160 and a special bonus of $1,200,840 for the completion of the acquisition of the Actavis Group and the integration of the acquired business. Thus, as set forth in the Summary Compensation table on page 31, Mr. Bisaro received a total of $3 million in bonus payments with respect to 2012, comprised of a $1,779,160 regular bonus plus the special bonus of $1,200,840.

Long-Term Equity Incentives

The Compensation Committee believes that long-term equity-based incentive awards provide a valuable tool for aligning the interests of management with our stockholders and focusing management’s attention on our long-term growth. In addition, the Compensation Committee believes that equity-based awards are essential to attract and retain the talented professionals and managers needed for our continued success.

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Overall Design and Mix of Grant Types

The following table summarizes the overall design and mix of our annual long-term equity incentives granted in 2012:

Form of Award	Percentage of Total Target Long-Term Incentive Award Value	Purpose	Performance Measured	Earned and Vesting Periods
Time Award (time-vested restricted stock)	33.3%	• Encourages retention • Fosters shareholder mentality among the executive team	_______	Vests ½ on the second anniversary of grant date; ½ on the fourth anniversary of grant date
Adjusted EBITDA Performance Award (restricted stock units)	33.3%	• Encourages retention • Ties executive compensation to our operational performance	Adjusted EBITDA	Earned at end of one-year performance period based on Adjusted EBITDA; once earned, subject to time-based vesting: ½ on the second anniversary of grant date; ½ on fourth anniversary of grant date
TSR Performance Award (restricted stock units)	33.3%	• Encourages retention • Ties executive compensation to our long-term market performance	TSR	Earned and vest after three-year performance period based on TSR

As of 2011, the percentage mix described in the chart above is based on the dollar value of the awards granted; prior to that year, we granted equity awards according to fixed share number guidelines. With the advice and assistance of F.W. Cook, we shifted to fixed dollar awards to create better alignment between the intended target value of awards and the value actually delivered on the grant date.

We began granting TSR Performance Awards in 2011. The Company’s “TSR” refers to the Company’s share price performance (and dividends, if any) ranked relative to the performance of its peer company group during the relevant period. Prior to 2011, we granted only Time Awards and Adjusted EBITDA Performance Awards. We believe that the use of both TSR and Adjusted EBITDA measures balances operational and market performance and focuses executives on the Company’s strategic business goal of cash generation as well as the Company’s performance compared to a broad index of companies.

In addition to our regular annual equity grants, in 2012 the Company also made special restricted stock awards to our NEOs (other than Mr. Bisaro) in connection with the completion of the acquisition of the Actavis Group. On March 6, 2013, the Company also awarded special retention stock option grants to Messrs. Olaffson and Stewart. We believe the ten year term and vesting schedule (50% vesting after three years and 50% vesting after 5 years) of these stock options will provide additional incentives to these individuals to remain with the Company and to focus on longterm growth and corporate financial performance.

Prior to 2008, we also awarded stock options, some of which remain outstanding, but all of which are vested as of September 4, 2012. No additional stock options were awarded with respect to the 2008 through 2012 calendar years. The stock options we awarded prior to 2008 generally have a term of 10 years and generally are subject to a four-year ratable vesting schedule. All stock options we have awarded have an exercise price equal to the last closing price of our common stock on the NYSE on the day of the award grant in accordance with the terms of our Amended and Restated 2001 Incentive Award Plan of Actavis, Inc. (the “Incentive Award Plan). Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

2012 Time Awards

One-third of the aggregate dollar value of our NEOs’ annual equity awards granted in 2012 was in the form of time-based vesting restricted stock awards (Time Awards). The actual number of shares granted was determined on the basis of the Company’s closing stock price on the date of grant. Once granted, the awards vest based solely on continued service with the Company, with 50% vesting on each of the second and fourth anniversaries of the grant date.

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2012 Adjusted EBITDA Performance Awards

One-third of the aggregate dollar value of our NEOs’ annual equity awards granted in 2012 was in the form of one-year Company performance restricted stock unit grants (each, an Adjusted EBITDA Performance Award). The Adjusted EBITDA Performance Awards are earned based on Adjusted EBITDA performance against target during 2012. The number of shares that can be earned may range from 0% to 150% of the target, depending on performance (with interpolation between performance levels) as follows:

Adjusted EBITDA	Percentage of Target Shares Earned
Below $1.072 billion (80% of target Adjusted EBITDA)	None
$1.072 billion (80% of target Adjusted EBITDA, Base Threshold)	50%
$1.34 billion (Target)	100%
$1.77 billion (132% of target Adjusted EBITDA, Upper Threshold) (or higher)	150%

Once earned, Adjusted EBITDA Performance Awards will settle in the form of restricted shares and continue to be subject to time-based vesting of 50% on each of the second and fourth anniversaries of the beginning of the 1-year performance period (which equates to one and three years, respectively, following the conclusion of the 1-year performance period).

As noted above, Adjusted EBITDA for 2012 was $1.36 billion. Consequently, 103.4% of the target shares underlying the Adjusted EBITDA Performance Awards were earned and are now outstanding in the form of restricted shares subject to time-based vesting.

2012 TSR Performance Awards

One-third of the aggregate dollar value of our NEOs’ annual equity awards granted in 2012 was in the form of restricted stock unit awards to be earned based on the Company’s relative Total Shareholder Return (“TSR”, which refers to share price performance and dividends, if any) for the 3-year performance period from January 2012 through December 2014 against the Company’s peer company group (each, a TSR Performance Award). Earned TSR Performance Awards vest at the end of the 3-year performance period and will be settled as soon as administratively feasible thereafter. The number of shares that may be earned may range from 0% to 150% of the target, depending on performance (with linear interpolation between performance levels) as follows:

TSR	Percentage of Target Shares Earned
Below 25th percentile of peer group	None
25th percentile of peer group (Base Threshold)	25%
50th percentile of peer group (Target)	100%
75th percentile of peer group (Upper Threshold)	150%

In the event that the Company has a negative TSR on an absolute basis at the end of the three-year performance period, then the maximum number of shares that could be earned, regardless of the Company’s TSR relative to its peer company group, would be 100% of target.

In 2011 and prior years, we used the same peer group for purposes of the TSR Performance Awards as we used in setting compensation generally, as described above. Beginning in 2012, we used a different peer group for purposes of the TSR Performance Awards. This new peer group consists of companies in the Standard & Poors Healthcare Index sharing the same six-digit Global Industry Classification number as that of the Company. This new peer group was selected in order to ensure that the Company’s performance can be measured consistently and transparently over the long term against an appropriate index of companies in our industry. Using a peer group based on a relevant index as opposed to a smaller group of peer companies selected at the beginning of a given three year period will also enable us to avoid situations in which, at the end of a given three year period, our peer group of companies has either been significantly diminished as a result of industry consolidation, or as the businesses of members of the peer group evolve in ways that make them unsuitable for inclusion in our peer company group. For purposes of benchmarking executive compensation, however, we use a smaller group of peer companies with businesses that are generally similar to ours and which have comparable market capitalization and revenues, as further described under “Benchmarking Against Peer Companies,” above. We believe that this carefully focused group of peer companies provides us with relevant data on compensation paid to executives performing similar functions to our NEOs in similar companies that we believe we compete with for executive talent.

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Determination of 2012 Target Long-Term Incentive Award Values

The Compensation Committee awarded the following long-term incentive awards to each of the Named Executive Officers in 2012:

Named Executive Officer	Total Target Long-Term Incentive Award Value	Number of Time-Vested Restricted Shares	Target Number of RSUs under Adjusted EBITDA Performance Award(1)	Target Number of RSUs under TSR Performance Award(2)
Paul Bisaro	$6.0 million	23,026	23,026	23,025
R. Todd Joyce	$1.75 million	6,716	6,716	6,715
Robert A. Stewart	$1.9 million	7,291	7,291	7,292
Sigurdur O. Olafsson	$2.0 million	7,675	7,675	7,676
David A. Buchen	$1.75 million	6,716	6,716	6,715

(1)

As described above, the base threshold number of RSUs payable under the Adjusted EBITDA Performance Award is 50% of the target and the maximum is 150% of target.

(2)

As described above, the base threshold number of RSUs payable under the TSR Performance Award is 25% of the target and the maximum is 150% of the target. As is the case with respect to annual incentive payments, no minimum number of shares is ultimately due to any of our NEOs with respect to any Performance Award.

In determining the size of equity-based grants, the Compensation Committee considers the number of shares available under the Incentive Award Plan, the potential dilutive impact of such grants on our stockholders, the individual’s position with us, the appropriate allocation of such grants based on individual and corporate performance, and the level of grants awarded by our peers.

Awards in Connection with the Actavis Acquisition

On October 31, 2012, in recognition of these executives’ efforts and critical contributions to the completion of the acquisition of the Actavis Group and its integration into our business, and pursuant to and in accordance with the Incentive Award Plan, the Compensation Committee approved a one-time grant of restricted Common Shares to our NEOs (other than Mr. Bisaro), as follows:

Named Executive Officer	Number of Restricted Shares Granted
Sigurdur Olafsson	14,543
Robert A. Stewart	14,543
David Buchen	5,817
R. Todd Joyce	5,817

Each of the above grants will become vested in full subject to such individual’s continued employment by the Company on October 31, 2014.

Equity Grant Timing

Our Named Executive Officers generally receive equity-based grants when they join us, upon promotions and annually thereafter as part of the Compensation Committee’s determination of the executive officers’ annual total compensation. Annual equity grants are determined in the first quarter of each calendar year. All equity awards are approved before or on the date of grant. The date of the meetings at which the annual grants are made is set in March of the preceding year.

Stock Ownership Guidelines

In order to better align the interests of our Board and management with those of our stockholders in a fair and reasonable manner, as well as to implement what we believe is a corporate governance “best practice,” we adopted stock ownership guidelines for our senior executives in 2011.

Each of the following individuals is required to own stock in the Company with a value equal to the following multiple of his or her base salary:

Executive Level	Market Value of Common Stock Required to be Owned as a Multiple of Base Salary
Chief Executive Officer	4x
Division Presidents (including all other NEOs)	2x
Senior Vice Presidents	1x

Shares counted toward the stock ownership requirements include: (i) vested shares of common stock held of record or in a brokerage account by the individual or his or her spouse; and (ii) unvested restricted stock. Outstanding stock options and performance awards with respect to which the actual number of shares to be awarded have not yet been determined do not count toward satisfaction of the ownership requirements. Our Named Executive Officers are all currently in compliance with the Company’s stock ownership guidelines.

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Prohibitions On Hedging and Pledging of Our Stock

Our insider trading policy prohibits any Named Executive Officer or any other officer or employee subject to its terms from entering into short sales or derivative transactions to hedge their economic exposure to our stock. In addition, these officers and employees are prohibited from pledging our stock as security for any loan.

Perquisites and Other Personal Benefits

We provide our Named Executive Officers with perquisites and other personal benefits that we believe have a business purpose and are reasonable and consistent with our overall compensation program and better enable us to attract and retain superior employees for key positions. The Compensation Committee believes these benefits and perquisites provide a more tangible incentive with a greater perceived value than an equivalent amount of cash compensation.

The Named Executive Officers are provided with a monthly car allowance, mandatory annual physical exams, reimbursement for financial planning assistance, and participation in the plans and programs described below under the heading “Other Benefits — Generally Available Benefits.”

The car allowance is intended to cover expenses related to the lease, purchase, insurance and maintenance of a vehicle. It is provided in recognition of the need to have executive officers visit customers, business partners and other stakeholders in order to fulfill their job responsibilities. The mandatory annual physical exams are required to monitor the physical health of our executives and to discover potential health issues that could interfere with their duties at the company. The financial planning assistance covers expenses resulting from financial, estate and tax planning. We believe that it is in its best interest for the executives to have professional assistance in managing their total compensation so that they can focus their full attention on growing and managing the business. The Company believes that providing relocation benefits is consistent with market practices and supports its goal of fostering cohesion and communication among its senior executives.

In connection with the November 2012 amendment and restatement of Mr. Bisaro’s employment agreement, we added a provision allowing personal use of the Company’s aircraft by him and his family members and guests traveling with him in an amount not to exceed $110,000 per year. We believe that the use of corporate aircraft provides for a more efficient use of Mr. Bisaro’s time given the greater likelihood of direct flights and improved flight times than are available commercially. It also provides a more secure traveling environment where sensitive business issues may be discussed.

All taxes payable on the value of the benefits described above are borne by the recipient of such benefits.

Other Benefits

Generally Available Benefits

We provide the following benefits to our Named Executive Officers generally on the same basis as the benefits provided to all employees:

•

Health, dental and vision insurance;

•

Life insurance;

•

Short- and long-term disability;

•

Educational assistance; and

•

401(k) plan.

Executive Compensation Deferral Program

Our Named Executive Officers, in addition to certain other U.S.-based eligible management level employees, are entitled to participate in our Executive Deferred Compensation Plan. We believe that, because the Company does not offer a defined benefit pension plan, such a deferred compensation arrangement should be included as a component of a market competitive compensation program to assist participants in planning and saving for their retirement. Pursuant to our Executive Deferred Compensation Plan, eligible employees may defer from 1% to 80% of their salary and from 1% to 80% of their annual cash incentive award, if any.

We match 50% of the first 2% an employee defers in accordance with this Plan. Vesting of the matched amount is based on an employee’s years of service with us. If an employee has been with us for less than one year, none of the matched amount is vested. Vesting thereafter occurs 33% per year, such that employees who have been with us for more than 3 years are 100% vested in the matched amount.

All contributions to our Executive Deferred Compensation Plan have a guaranteed fixed interest rate of return. This guaranteed rate is adjusted annually based on the Prime interest rate published in the Wall Street Journal on the first business day of November. In 2012, the guaranteed interest rate was 3.25%.

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Severance Benefits

Pursuant to each of our Named Executive Officer’s respective employment agreements or other terms of employment, in the event of termination of employment by us without cause, or if the Named Executive Officer resigns for good reason, we will provide the Named Executive Officer with severance compensation and benefits, including a lump sum severance payment (or, in the case of Messrs. Olafsson and Stewart, bi-weekly salary continuation during the applicable period) that varies among the Named Executive Officers, a prorated bonus for certain Named Executive Officers and continued group health insurance benefits and outplacement services for a specified period of time. The severance benefits are designed to retain our executive officers by providing them with security in the event of a termination of employment without cause or resignation for good reason.

If the termination of employment by us without cause or by the Named Executive Officer for good reason occurs within specified periods before or following a change-in-control, certain of the Named Executive Officers are entitled to increased cash severance benefits and all of the Named Executive Officers are entitled to the immediate vesting of any unvested equity awards held. These cash and equity benefits are payable only upon a double trigger — there must be a change-in-control and a termination or resignation for good reason.We believe this approach to be in our best interests in that it (1) provides a retention incentive to our Named Executive Officers who may be faced with the potential of job loss following a change-in-control and (2) affords any successor entity the opportunity to retain any or all Named Executive Officers following such a change-in-control.

In addition, in the event of a termination as a result of a change-in-control of the Company, each of Messrs. Joyce and Buchen is also entitled to receive a gross-up payment to compensate him for any excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code (described further under “Tax Considerations” below). Such gross-ups were provided for in these executives’ employment agreements which were entered into prior to 2010 and have not been enhanced since such entry. In connection with the November 2012 amendment and restatement of Mr. Bisaro’s employment agreement, we replaced his entitlement to an excise tax gross-up payment with a “best net” provision that his payments will be reduced if excise taxes would otherwise be triggered, to the extent that such a reduction results in a greater after-tax amount for him. The Company does not plan to include any gross-up payments in any future arrangements.

Further information on the severance compensation and benefits is provided under “Potential Payments Upon Termination or Change-in-Control” beginning on page 40.

Clawback Policies; Recoupment of Incentive Compensation

Pursuant to Mr. Bisaro’s amended and restated employment agreement with the Company, in the event of a significant restatement of the Company’s financial statements (other than due to a change in generally accepted accounting rules or their interpretation by the Company’s auditors, or as a result of events the Board determines were beyond Mr. Bisaro’s control and responsibility) occurring at any time up to three years following the termination of Mr. Bisaro’s employment with the Company, the Board will review all compensation that was provided to him on the basis of having met or exceeded specific performance targets for performance periods beginning after January 1, 2009 that occur during the restatement period. To the extent permitted by applicable law, the Board will seek to recoup from Mr. Bisaro the amount by which his incentive compensation for the relevant period exceeded the lower payment he would have received based on the restated financial results on a net after-tax basis, plus a reasonable rate of interest. However, the Board will not seek to recoup incentive compensation paid more than three (3) years before the date such restatement is disclosed. The foregoing would apply to amounts received by Mr. Bisaro in the form of both his annual cash incentive award and his performance-based equity awards.

In addition to the recoupment provision in Mr. Bisaro’s employment agreement, the 2012 Annual Incentive Plan also provides that the Compensation Committee has the discretion to require a participant to repay the income, if any, derived from an award under the plan in the event of a restatement of the Company’s financial results within three years after payment of such award to correct a material error that is determined by the Compensation Committee to be the result of fraud or intentional misconduct.

These clawback policies help ensure that incentive compensation is payable only if the applicable underlying performance goals are met, consistent with our pay-for-performance philosophy.

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Tax Considerations

Policy on Deductibility of Executive Compensation

In establishing total compensation for the executive officers, the Compensation Committee considers the effect of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction for compensation over $1 million paid for any fiscal year to the Chief Executive Officer and the three other highest paid executive officers other than the Chief Financial Officer unless the compensation qualifies as performance-based. While the Compensation Committee generally seeks to preserve the deductibility of most compensation paid to executive officers, the primary objective of the compensation program is to support the Company’s business strategy. Thus, the Compensation Committee believes it should have flexibility in awarding compensation, even though some compensation awards may result in non-deductible compensation expenses, and accordingly the Compensation Committee may, in its judgment, provide for non-deductible compensation awards.

Assessment of Compensation Risk

The Compensation Committee, with the assistance of senior management and our independent compensation consultant, reviewed the elements of employee compensation to determine whether any portion of employee compensation encouraged excessive risk taking. Among other things, it considered the following:

•

The Company has a balanced mix of annual and longer-term incentive opportunities so that executives’ motivations for short-term performance are balanced by longer-term considerations.

•

Significant weighting towards long-term incentive compensation composed of restricted stock and restricted stock units helps to discourage short-term risk taking.

•

Goals are appropriately set to be sufficiently challenging but also reasonably achievable with good performance.

•

Reasonable incentive award maximums set by the Compensation Committee are in place.

•

The design of the Company’s incentive award program avoids steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds.

•

To reduce the tendency of formulae and other objective financial performance measures to encourage short-term or excessive risk-taking, compensation decisions are not based solely on the Company’s financial performance, but also on subjective considerations, which account for non-financial performance and judgment.

•

As a pharmaceutical products business, the Company does not face the same level of risks typically associated with compensation for employees at companies in industries such as financial services, insurance and trading.

•

The Company has stock ownership guidelines to further align the interests of our executives with shareholders, as well as clawback policies that require the recoupment of incentive compensation paid based on inaccurate financial statements.

Based on the above, we have determined that risks arising from these policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Actavis has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

THE COMPENSATION COMMITTEE

Ronald R. Taylor, Chairman

Christopher W. Bodine

Michael J. Fedida

Catherine M. Klema

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SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding the annual and long-term compensation for services rendered to the Company in all capacities with respect to the fiscal years ended December 31, 2010, December 31, 2011 and December 31, 2012 of our Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Paul M. Bisaro President and Chief Executive Officer	2012	1,200,000	1,200,840	4,394,209	1,779,160	-	85,100	8,679,309
	2011	1,153,846	-	4,663,373	2,000,000	-	52,122	7,869,341
	2010	1,000,000	400,000	3,073,978	1,100,000	-	43,364	5,617,342
R. Todd Joyce Chief Financial Officer – Global	2012	502,498		1,686,427	488,886		39,026	2,716,837
	2011	472,881	-	1,364,708	426,566	-	32,340	2,296,495
	2010	452,911	-	417,093	273,765	-	120,569	1,264,338
Sigurdur O. Olafsson President –Global Generics	2012	681,674		2,568,245	726,717		38,557	4,015,193
	2011	658,712	350,000	1,399,021	639,072	-	25,949	3,072,754
	2010	220,000	100,000	1,103,750	150,267	-	10,625	1,584,642
Robert A. Stewart President –Global Operations	2012	590,692	-	2,568,245	660,953	-	42,390	3,862,280
	2011	534,315	-	1,528,543	567,265	-	28,261	2,658,384
	2010	471,154	100,000	417,093	414,750	-	150,077	1,553,074
David A. Buchen Chief Legal Officer – Global	2012	557,726		1,686,427	538,238		63,044	2,845,435
	2011	541,481	-	1,364,708	487,409	-	68,310	2,461,908
	2010	526,850	-	625,640	330,195	-	23,979	1,506,664

(1)

Salary includes annual salary and cash paid in lieu of vacation. Amounts include cash compensation earned but deferred, as applicable, under the Company’s deferred compensation plan. Participants in these plans may defer receipt of portions of salary and/or annual non-equity incentive plan compensation earned for the year into Actavis’ Executive Deferred Compensation Plan. Actavis’ Executive Deferred Compensation Plan is discussed in further detail above under “Executive Compensation Deferral Program” under the heading “Compensation Discussion and Analysis” on page 28 and below under the heading “2012 Nonqualified Deferred Compensation” on page 38.

(2)

Mr. Olafsson was hired in September 2010 and was awarded a $450,000 sign-on bonus, of which $350,000 was paid in March 2011. This column includes Mr. Bisaro’s special bonus paid in connection with the acquisition of the Actavis Group described above under “Compensation Discussion and Analysis” on page 24.

(3)

Stock awards for 2012 represent the aggregate grant date fair value of 2012 restricted stock and restricted stock unit grants issued pursuant to Time Awards, Adjusted EBITDA Performance Awards and TSR Performance Awards, as well as restricted stock grants made in connection with the Actavis acquisition, in each case computed in accordance with FASB ASC Topic 718. The grant date fair value of restricted stock and restricted stock unit grants issued pursuant to the 2012 Time Awards and Adjusted EBITDA Performance Awards is based on the fair market value of our common stock of $58.46 on the issuance date of March 8, 2012.The grant date fair value of restricted stock issued in connection with the Actavis acquisition is based on the fair market value of our common stock of $85.95 on the issuance date of October 31, 2012. The grant date fair value of the TSR Performance Awards is based on a valuation of the expected target payout for those awards on the date those awards were granted using “Monte Carlo” valuation methodology. Using this methodology, the per share grant date fair value of our common stock, based on a market price of $58.46 on the issuance date of March 8, 2012 was $37.21. The maximum possible value of the Adjusted EBITDA Performance Awards on the date they were granted was as follows: $2,500,042 for Mr. Bisaro, $675,038 for Mr. Joyce, $750,042 for Mr. Olafsson, $750,042 for Mr. Stewart and $675,038 for Mr. Buchen. The maximum possible value of the TSR Performance Awards on the date they were granted was as follows: $1,591,248 for Mr. Bisaro, $429,627 for Mr. Joyce, $477,404 for Mr. Olafsson, $477,404 for Mr. Stewart and $429,627 for Mr. Buchen. For additional discussion on the assumptions used in determining fair value and the accounting for restricted stock and restricted stock unit awards, see Share-Based Compensation in Note 2, Note 3 and Note 12 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

There were no option awards granted in the three-year period ended December 31, 2012.

(4)

Non-equity incentive plan compensation represents payment under our annual cash incentives awards program for the fiscal year stated but paid in March of the following year. For additional discussion on our annual cash incentive award program, see “Annual Cash Incentive Awards”above under the heading “Compensation Discussion and Analysis” on page 22 and below under the heading “Grants of Plan-Based Awards” on page 33.

(5)

No amounts have been included in this column with respect to earnings credited on contributions to our Executive Deferred Compensation Plan, because those earnings are not above-market interest under SEC rules. We do not offer a defined benefit pension plan for our Named Executive Officers or other employees.

(6)

Total other compensation for 2012 consisted of car allowances, registrant contributions under our 401(k) plan and deferred compensation plan, group life insurance coverage and other perquisites as follows:

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Name	Car Allowance	401(k) Match	Deferred Compensation Match	Group Term Life Insurance	Relocation	Other Perquisites (a)	Total Other Compensation
Paul M. Bisaro	12,000	21,276	32,000	2,622	-	17,201	85,100
R. Todd Joyce	7,200	20,000	9,194	2,632	-	-	39,026
Sigurdur O. Olafsson	7,200	21,900	6,817	1,140	-	1,500	38,557
Robert A. Stewart	7,200	21,900	11,580	1,710	-	-	42,390
David A. Buchen	7,200	11,482	10,451	1,743	32,168	-	63,044

(a)

Amounts shown in the “Other Perquisites” column represent the incremental costs associated with the personal use of our aircraft. Incremental costs include fuel costs, landing and parking fees, customs and handling charges, per hour accruals for maintenance service plans, passenger catering and ground transportation, crew travel expenses and other trip-related variable costs (including fees for contract crew members and the use of our fractional jet interest). Because our aircraft are used primarily for business travel, incremental costs exclude fixed costs that do not change based on usage, such as pilots’ salaries, aircraft purchase or lease costs, fractional jet interest management fees, home-base hangar costs and certain maintenance fees.

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2012 GRANTS OF PLAN-BASED AWARDS

The following table provides information about equity and non-equity awards granted to the Named Executive Officers for 2012:

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(c)	(d)	(e)	(f)	(i)
Paul M. Bisaro	3/8/12	(1)	620,400	1,240,800	2,791,800
	3/8/12	(2)							28,510	1,666,695
	3/8/12	(3)				14,255	28,510	42,765		1,666,695
	3/8/12	(4)				14,255	28,509	42,764		1,060,820
R. Todd Joyce	3/8/12	(1)	181,069	362,138	814,811
	3/8/12	(2)							7,698	450,025
	3/8/12	(3)				3,849	7,698	11,547		450,025
	3/8/12	(4)				3,849	7,697	11,546		286,405
	10/31/12	(5)							5,817	499,971
Sigurdur O. Olafsson	3/8/12	(1)	250,592	501,184	1,127,664
	3/8/12	(2)							8,553	500,008
	3/8/12	(3)				4,277	8,553	12,830		500,008
	3/8/12	(4)				4,277	8,553	12,830		318,257
	10/31/12	(5)							14,543	1,249,971
Robert A. Stewart	3/8/12	(1)	175,020	350,039	787,588
	3/8/12	(2)							8,553	500,008
	3/8/12	(3)				4,277	8,553	12,830		500,008
	3/8/12	(4)				4,277	8,553	12,830		318,257
	10/31/12	(5)							14,543	1,249,971
David A. Buchen	3/8/12	(1)	199,348	398,695	897,064
	3/8/12	(2)							7,698	450,025
	3/8/12	(3)				3,849	7,698	11,547		450,025
	3/8/12	(4)				3,849	7,697	11,546		286,405
	10/31/12	(5)							5,817	499,971

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(1)

Annual Cash Incentive Awards: The Company provides performance-based annual cash incentive awards to our Named Executive Officers under our 2012 Annual Incentive Compensation Plan. These columns indicate the threshold, target and maximum payouts for 2012 performance under the 2012 Annual Incentive Compensation Plan for each Named Executive Officer listed above. Actual cash incentive awards paid in 2013 for 2012 performance are set forth in column (f) in the “Summary Compensation Table” on page 31. Target payouts are based on the targeted percentage of base salary rate in effect as of September 30, 2012. Maximum payouts represent 225% of target payouts. Threshold payouts are based on the minimum level of performance for which payouts are authorized under the program and are equal to 50% of the Named Executive Officer’s target incentive award. For additional discussion of our annual cash incentive award program, see “Annual Cash Incentive Awards” under the heading “Compensation Discussion and Analysis” on page 22.

(2)

2012 Time Awards: The restricted stock issued on March 8, 2012 pursuant to 2012 Time Awards were authorized in connection with the annual long term equity incentive grant under the Incentive Award Plan. Restrictions lapse equally on the restricted stock grants on the second and fourth anniversaries of the grant date, subject to continued employment. The fair value of Time Award restricted stock grants is based on the fair market value of our common stock of $58.46 on the issuance date of March 8, 2012.

(3)

Adjusted EBITDA Performance Awards: Represents the number of Adjusted EBITDA Performance Award shares issued in 2012 for the 2012 performance period based on 2012 Corporate Financial Performance as measured by Adjusted EBITDA. The Company provides performance-based annual equity incentive awards to our Chief Executive Officer under a compensation program administered by the Compensation Committee and for our other executive officers. Under these programs, our senior executive officers, including our Named Executive Officers, receive restricted stock units that settle in the form of restricted stock based on the Company’s performance during the fiscal year as measured by Adjusted EBITDA. The threshold value of the issuance represents the minimum level of performance for which issuances are authorized under the program and is equal to 50% of the target value of the issuances. Maximum payouts represent 150% of target value. Once earned, restricted shares underlying Adjusted EBITDA Performance Awards will continue to be subject to time based vesting of 50% on each of the second and fourth anniversaries of the beginning of the 1-year performance period (which equates to one and three years, respectively, following the conclusion of the 1-year performance period).The grant date fair value of the 2012 Performance Awards is based on the expected target payout for those awards on the date those awards were granted. The fair market value of our common stock on the grant date of March 8, 2012 was $58.46.

(4)

TSR Performance Awards: Under our equity incentive award programs, our senior executive officers, including our Named Executive Officers, receive an award of restricted stock units that vest based on the Company’s performance. The performance metric for the TSR Performance Awards granted in 2012 is the Company’s relative Total Shareholder Return (“TSR”) for the 3-year performance period from January 2012 through December 2014 against the Company’s peer company group. The Company’s “TSR” refers to the Company’s share price performance (and dividends, if any) ranked relative to the performance of its peer company group during the relevant period. Earned TSR Performance Awards vest at the end of the 3-year performance period and will be settled as soon as administratively feasible thereafter. The grant date fair value of the TSR Performance Awards is based on a valuation of the expected target payout for those awards on the date those awards were granted using “Monte Carlo” valuation methodology. Using this methodology, the per share grant date fair value of our common stock, based on a market price of $58.46 on the issuance date of March 8, 2012, was $37.21.

(5)

Represents restricted shares granted in connection with the completion of the acquisition of the Actavis Group. The grant date fair value of such restricted stock is based on the fair market value of our common stock of $85.95 on the issuance date of October 31, 2012.

For additional discussion on our equity incentive award programs, including our 2012 Time Awards, Adjusted EBITDA Performance Awards and TSR Performance Awards, see “Long-Term Equity Incentives” above under the heading “Compensation Discussion and Analysis” on page 24. For additional discussion on the accounting for restricted stock and restricted stock unit awards, see Share-Based Compensation in Note 2, Note 3 and Note 12 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

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2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the outstanding equity awards for the Company’s Named Executive Officers at December 31, 2012:

Name	Option Awards				Stock Awards
					Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Expiration Price ($)	Option Expiration Date			Number of Unearned Shares That Have Not Vested ($)(3)	Market or Payout Value of Unearned Shares That Have Not Vested ($)(3)
	Exercisable	Unexercisable
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Paul M. Bisaro	527,200		30.66	9/4/2017	235,521	20,254,806	55,464	4,769,904
R. Todd Joyce					57,371	4,933,906	14,435	1,241,410
Sigurdur O. Olafsson					75,027	6,452,322	16,640	1,431,040
Robert A. Stewart					78,969	6,791,334	17,388	1,495,368
David A. Buchen	8,000		38.92	8/4/2013
	17,000		26.14	8/9/2014
	5,000		35.11	8/12/2015
	5,000		25.64	9/1/2016
					63,944	5,499,184	14,435	1,241,410

(1)

Includes (a) Time Awards issued in 2009, 2010, 2011 and 2012, (b) restricted shares issued with respect to 2009, 2010, 2011 and 2012 Adjusted EBITDA Performance Awards based on Corporate Financial Performance and (c) restricted shares granted in connection with the Actavis acquisition. Note that the restricted shares issued with respect to the 2012 Adjusted EBITDA Performance Awards based on 2012 Corporate Financial Performance were not issued until March 2013 but are included in this table pursuant to SEC requirements because they were earned in 2012. Restrictions on the restricted stock grants generally lapse equally on the second and fourth anniversaries of the grant date, in the case of the Time Awards, and of the beginning of the 1-year performance period (which equates to one and three years, respectively, following the conclusion of the 1-year performance period), in the case of the Adjusted EBITDA Performance Awards. Information presented in column (f) aggregates all unvested restricted stock awards outstanding. Individual restrictions on restricted stock lapse as follows:

Named Executive Officer	Restricted Shares	Date Restrictions Lapse
Mr. Bisaro	50,567	March 2, 2013
	36,777	March 5, 2013
	40,591	February 24, 2014
	28,510	March 8, 2014
	26,955	March 16, 2014
	50,566	March 2, 2015
	28,510	March 8, 2016
Mr. Joyce	10,313	March 2, 2013
	3,693	March 5, 2013
	1,797	March 15, 2013
	3,400	October 30, 2013
	4,846	February 24, 2014
	7,698	March 8, 2014
	6,738	March 16, 2014
	5,817	October 31, 2014
	10,313	March 2, 2015
	1,797	March 15, 2015
	7,698	March 8, 2016
Mr. Olafsson	10,439	March 2, 2013
	8,553	March 8, 2014
	8,087	March 16, 2014
	22,500	September 1, 2014
	14,543	October 31, 2014
	10,439	March 2, 2015
	8,553	March 8, 2016

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Named Executive Officer	Restricted Shares	Date Restrictions Lapse
Mr. Stewart	12,660	March 2, 2013
	5,000	November 16, 2013
	5,000	February 24, 2014
	8,553	March 8, 2014
	8,835	March 16, 2014
	14,543	October 31, 2014
	4,000	November 16, 2014
	12,660	March 2, 2015
	4,000	November 16, 2015
	8,553	March 8, 2016
	4,000	November 16, 2016
Mr. Buchen	11,695	March 2, 2013
	7,485	March 5, 2013
	1,797	March 15, 2013
	8,262	February 24, 2014
	7,698	March 8, 2014
	6,738	March 16, 2014
	5,817	October 31, 2014
	11,696	March 2, 2015
	1,797	March 15, 2015
	7,698	March 8, 2016

(2)

Market value is determined by multiplying the number of shares by the closing price of $86.0 of our common stock on the New York Stock Exchange on December 30, 2012.

(3)

Represents TSR Performance Awards that were unearned at December 31, 2012, including such awards granted in 2011 for the 2011-2013 performance period and such awards granted in 2012 for the 2012-2014 performance period. Amounts based on actual number of shares to be earned at target performance and the closing price of $86.0 of our common stock on the New York Stock Exchange on December 30, 2012. Restrictions on the shares of stock underlying TSR Performance Awards lapse on the third anniversary of the grant date of the TSR Performance Award. The following table shows the numbers of TSR Performance Awards (based on actual number of shares to be earned at target performance) held by each Named Executive Officer with respect to each performance period ongoing as of December 31, 2012:

Named Executive Officer	2011 TSR Performance Awards	2012 TSR Performance Awards
Paul M. Bisaro	26,955	28,509
R. Todd Joyce	6,738	7,697
Siggi Olafsson	8,087	8,553
Robert A. Stewart	8,835	8,553
David A. Buchen	6,738	7,697

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2012 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information with respect to each Named Executive Officer concerning the exercise of stock options and the vesting of stock awards during the fiscal year ended December 31, 2012:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Paul M. Bisaro	-	-	59,015	3,452,065
R. Todd Joyce	13,255	588,229	8,096	474,324
Sigurdur O. Olafsson	-	-	2,500	203,375
Robert A. Stewart	-	-	5,000	290,850
David A. Buchen	40,000	1,998,651	15,761	924,617

(1)

Shares acquired on vesting are represented on a pre-tax basis. The Incentive Award Plan permits withholding a number of shares upon vesting to satisfy tax withholding requirements.

(2)

Represents the closing market price of a share of our common stock the date of vesting multiplied by the number of shares that have vested.

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2012 NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth the executive contributions, employer matches, earnings, withdrawals/distributions and account balances, where applicable, for the Named Executive Officers in the Executive Deferred Compensation Plan (the “Deferred Plan”), an unfunded, unsecured deferred compensation plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Paul M. Bisaro	160,000	32,000	24,072	-	834,330
R. Todd Joyce	237,927	9,194	16,691	(156,644)	592,812
Sigurdur O. Olafsson	13,633	6,817	1,058	-	45,394
Robert A. Stewart	46,318	11,580	2,834	-	115,290
David A. Buchen	233,397	10,451	33,395	(37,621)	1,124,186

(1)

Executive contributions reported in column (b) above include salary contributions for 2012 and amounts related to non-equity incentive plan compensation earned in 2011 but paid in 2012. All amounts in column (b) are also reported in the “Salary” column for 2012 or the “Non-Equity Incentive Plan Compensation” column for 2011 in the Summary Compensation Table on page 31. Included in the amounts above representing non-equity plan contributions earned in 2011 but paid in 2012 was $100,000 for Mr. Bisaro, $213,283 for Mr. Joyce, $22,691 for Mr. Stewart and $121,852 for Mr. Buchen.

(2)

Registrant contributions reflect company matching contributions to the Deferred Plan in 2012. All Registrant contributions are reported in the “All Other Compensation” column for 2012 of the Summary Compensation Table on page 31.

(3)

Aggregate earnings represent 2011 deemed investment earnings at the guaranteed fixed interest rate for 2012 of 3.25%. No other investment alternatives for amounts deferred or credited are offered under the Deferred Plan.

(4)

Aggregate balance reflects balances within the Deferred Plan as of December 31, 2012. All amounts are fully vested for each Named Executive Officer except for Mr. Olafsson whose vested balance as of December 31, 2012 was $40,249.(6) Of the aggregate balances in column (f), the following amounts are reported as compensation in the Summary Compensation Table on page 31 for 2012, 2011 and 2010: $486,231 for Mr. Bisaro, $776,717 for Mr. Joyce, $43,961 for Mr. Olafsson, $107,236 for Mr. Stewart and $554,049 for Mr. Buchen.

Pursuant to the Deferred Plan, eligible employees may defer from 1% to 80% of their salary and from 1% to 80% of their annual cash incentive award, if any. We match 50% of the first 2% an employee defers in accordance with this Plan. Vesting of the matched amount is based on an employee’s years of service with us. If an employee has been with us for less than one year, none of the matched amount is vested. Vesting thereafter occurs 33% per year, such that employees who have been with us for more than 3 years are 100% vested in the matched amount.

All contributions to our Executive Deferred Compensation Plan have a guaranteed fixed interest rate of return. This guaranteed rate is adjusted annually based on the Prime interest rate published in the Wall Street Journal on the first business day of November. In 2012, the guaranteed interest rate was 3.25%.

Assets in the Deferred Plan are distributed either (i) at separation of service as a result of retirement, disability, termination or death; or (ii) on a designated date elected by the participant. The Deferred Plan requires participants to make an annual distribution election with respect to the money to be deferred in the next calendar year. If a participant so elects, deferrals made in one year may be distributed as soon as the next year following the deferral election. Participants may elect to receive a distribution as a lump-sum cash payment or in installment payments paid over 2 to 15 years, as the participant elects. Bonus deferrals are credited to a participant’s account the year following the year in which the bonus is earned. As a result, bonus deferrals may not be distributed until the year following the year in which the bonus is paid to a participant and credited to his or her account. Per regulatory requirements, participants may not accelerate distributions from the Deferred Plan.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Executive Severance and Change-in-Control Agreements

Each of our Named Executive Officers is party to an employment agreement or arrangement pursuant to which he is entitled to certain payments and benefits in the event of an involuntary termination without cause or the resignation of the executive for good reason, which differ depending on whether the termination is a “qualifying termination” in connection with a change-in-control. Mr. Bisaro is also entitled to certain additional payments and benefits in the event of certain other types of termination, as described below. Following is a summary of the termination and change-in-control provisions of each Named Executive Officer’s agreement or arrangement. Following such summary is a table estimating the values of the applicable payments and benefits, as well as the definitions of “change-in-control”, “cause”, “good reason” and “qualifying termination”, which differ slightly among the executives.

Paul M. Bisaro

Mr. Bisaro is entitled to the following payments and benefits in the event of a termination by us without cause or by Mr. Bisaro for good reason:

(1)

(A) if the termination is not a qualifying termination in connection with a change-in-control, a lump sum cash payment equal to the sum of (i) two times Mr. Bisaro’s then base salary and (ii) two times Mr. Bisaro’s target annual bonus for the year of termination or resignation and (B) if the termination is a qualifying termination in connection with a change in control, the sum of (i) three times Mr. Bisaro’s base salary and (ii) three times Mr. Bisaro’s target bonus for the year of termination or resignation;

(2)

continued group health benefits (medical, dental and vision) for Mr. Bisaro and Mr. Bisaro’s dependents for a period of up to 36 months; and

(3)

if the termination is a qualifying termination in connection with a change-in-control, accelerated vesting of all equity awards.

Mr. Bisaro is entitled to the same severance benefits if the Company elects not to renew the agreement at the end of his term of employment. He is also entitled to a prorated bonus based on actual company performance at the end of his employment agreement term in such case, or if, at the end of the term, he retires from the Company or does not agree to enter into a new employment agreement or amendment to the existing agreement extending his employment for a period of at least three years on substantially the same terms as his existing agreement. Finally, he is entitled to a prorated target bonus in the event of his death or disability.

In addition, Mr. Bisaro’s amended and restated agreement provides that Mr. Bisaro will be entitled to continued or accelerated vesting of his outstanding equity awards in certain circumstances upon his separation from employment with the Company outside of the change-in-control context. Specifically, if Mr. Bisaro retires from his employment at the end of the agreement term, or the Company does not renew the agreement at the end of the agreement term, or Mr. Bisaro is terminated without cause or resigns for good reason at any time after the 54- month anniversary of the agreement, or is terminated for disability, he will be entitled to continued vesting of his unvested equity awards. Additionally, in the event Mr. Bisaro’s employment is terminated as a result of his death, his estate will be entitled to accelerated vesting of all then unvested equity awards.

R. Todd Joyce

Mr. Joyce is entitled to the following payments and benefits in the event of a termination by us without cause or by Mr. Joyce for good reason:

(1)

a lump-sum cash payment payable within 30 days of termination equal the sum of (i) two times Mr. Joyce’s then base salary and (ii) two times Mr. Joyce’s target annual bonus for the year of termination or resignation or two times the amount of the bonus paid to Mr. Joyce in the previous year, whichever is greater;

(2)

a prorated annual bonus for the year of termination or resignation, in the Company’s discretion;

(3)

continued group health benefits (medical, dental and vision) for Mr. Joyce and his dependents for up to 18 months;

(4)

outplacement services for one year with a nationally recognized service selected by us; and

(5)

if the termination is a qualifying termination in connection with a change-in-control, acceleration of all equity awards.

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Robert A. Stewart

Mr. Stewart is entitled to the following payments and benefits in the event of a termination by us without cause or by Mr. Stewart for good reason:

(1)

(A) if the termination is not a qualifying termination in connection with a change-in-control, a lump-sum cash payment payable within 30 days of termination equal to two times Mr. Stewart’s then base salary; and (B) if the termination is a qualifying termination in connection with a change-in-control, a lump-sum cash payment payable within 30 days of termination equal to the sum of (i) two times Mr. Stewart’s then base salary and (ii) two times Mr. Stewart’s target bonus for the year of termination or resignation;

(2)

continued group health benefits (medical, dental and vision) for Mr. Stewart and his dependents for up to 24 months;

(3)

outplacement services for one year with a nationally recognized service selected by us; and

(4)

if the termination is a qualifying termination in connection with a change-in-control, acceleration of all equity awards.

Sigurdur O. Olafsson

Mr. Olafsson is entitled to the following payments and benefits in the event of a termination by us without cause or by Mr. Olafsson for good reason:

(1)

(A) if the termination is not a qualifying termination in connection with a change-in-control, a lump-sum cash payment payable within 30 days of termination equal to two times Mr. Olafsson’s then base salary; and (B) if the termination is a qualifying termination in connection with a change-in-control, a lump-sum cash payment payable within 30 days of termination equal to the sum of (i) two times Mr. Olafsson’s then base salary and (ii) two times Mr. Olafsson’s target bonus for the year of termination or resignation;

(2)

continued group health benefits (medical, dental and vision) for Mr. Olafsson and his dependents for up to 24 months;

(3)

outplacement services for one year with a nationally recognized service selected by us; and

(4)

if the termination is a qualifying termination in connection with a change-in-control, acceleration of all equity awards.

David A. Buchen

Mr. Buchen is entitled to the following payments and benefits in the event of a termination by us without cause or by Mr. Buchen for good reason:

(1)

a lump sum cash payment payable within 30 days of termination equal the sum of (i) two times Mr. Buchen’s then base salary and (ii) two times Mr. Buchen’s target annual bonus for the year of termination or resignation or two times the amount of the bonus paid to Mr. Buchen in the previous year, whichever is greater;

(2)

a prorated target annual bonus for the year of termination or resignation;

(3)

continued group health benefits (medical, dental and vision) for Mr. Buchen and his dependents for up to 24 months;

(4)

outplacement services for one year with a nationally recognized service selected by us; and

(5)

if the termination is a qualifying termination in connection with a change-in-control, acceleration of all equity awards.

Excise Tax

Pursuant to their respective employment agreements or arrangements, each of Messrs. Joyce and Buchen is also entitled to receive a tax gross-up payment to compensate him for any excise taxes payable under Sections 280G of and 4999 of the Internal Revenue Code with respect to the payments and benefits made under his employment agreement in the event of a qualifying termination in connection with a change-in-control. In Mr. Bisaro’s amended and restated employment agreement, the excise tax gross-up provision contained in the original employment agreement was replaced with a best net after-tax provision. Specifically, the amended and restated employment agreement provides that in the event it is determined that any payments provided to Mr. Bisaro in connection with a change in control would be subject to the excise tax imposed under Sections 280G and 4999 of the Code, the payment will be reduced to $1.00 below the amount that would otherwise become subject to the excise tax imposed on such payment, to the extent that such reduction results in a greater payment to Mr. Bisaro than would be payable to him without such reduction if the excise tax were applicable.(7)

Conditions to Payment

In order to receive their severance benefits, the Named Executive Officers are required to execute a release of claims against the company. In addition, Mr. Bisaro must comply with a 12-month non-solicitation covenant that requires him not to solicit any of our employees or independent contractors and a 24-month non-disparagement covenant in order to receive his severance benefits under his employment agreement. In addition, if he engages in certain competitive activities during the period of time his equity awards remain unvested following his termination of employment, all then-remaining unvested equity awards will be forfeited. Competitive activities generally include Mr. Bisaro’s being employed by or having any business connection with any entity that competes directly with any significant business or product of the Company, anywhere in the world, in the generic, women’s health, urology or biosimilars pharmaceutical sector, with annual revenue of at least 25% of our annual revenue in the relevant competitive market during the time in question.

In order to receive their severance benefits, Messrs. Bisaro, Buchen and Joyce must comply with a one-year non-solicitation covenant that requires them not to solicit any of our employees or independent contractors.

The Named Executive Officers’ incentive payments are subject to potential recoupment in the event of certain restatements of our financial results, as described above under “Compensation Discussion and Analysis”.

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Estimated Termination Payments

In accordance with the requirements of the rules of the SEC, the table below indicates the amount of compensation payable by us to each Named Executive Officer upon certain types of termination of employment. The amounts assume that such termination was effective as of December 31, 2012 and thus include amounts earned through such date and are only estimates of the amounts that would actually be paid to such executives upon their termination.

The table does not include certain amounts that the Named Executive Officers are entitled to receive under certain plans or arrangements that do not discriminate in scope, terms or operation in favor of our Named Executive Officers and that are generally available to all salaried employees, such as payment of accrued vacation. The table also does not include the accrued and vested accounts of the executives under our Deferred Plan. These amounts are generally distributed to our executives upon a termination of employment, regardless of the reason, in accordance with his or her election under the applicable plan. The accrued and vested amounts under the Deferred Plan are set forth in the table under “Nonqualified Deferred Compensation” on page 38.

Trigger	Cash Severance(1)	Pro-Rata Bonus(2)	Health & Welfare Benefits(3)	Outplacement(4)	Restricted Stock(5)	Performance Shares(6)	Excise Tax Gross-up	Total
P. Risaro
Good Reason or Without Cause	4,800,000	-	87,026	-	-	-	N/A	4,887,026
Qualifying Termination in Event of Change in Control	7,200,000	-	98,306	-	20,338,137	4,769,904	N/A	32,406,347
T. Joyce
Good Reason or Without Cause	1,853,788	350,230	34,810	9,000	-	-	N/A	2,247,828
Qualifying Termination in Event of Change in Control	1,853,788	350,230	34,810	9,000	4,956,469	1,241,410	1,293,004	9,738,711
S. Olafsson
Good Reason or Without Cause	1,375,556	-	52,216	9,000	-	-	N/A	1,436,772
Qualifying Termination in Event of Change in Control	2,338,445	-	52,216	9,000	6,477,317	1,431,040	N/A	10,308,018
R. Stewart
Good Reason or Without Cause	1,209,032	-	52,216	9,000	-	-	N/A	1,270,248
Qualifying Termination in Event of Change in Control	2,055,354	-	52,216	9,000	6,816,394	1,495,368	N/A	10,428,332
D. Buchen
Good Reason or Without Cause	2,076,488	385,585	52,216	9,000	-	-	N/A	2,523,288
Qualifying Termination in Event of Change in Control	2,076,488	385,585	52,216	9,000	5,521,661	1,241,410	1,693,031	10,979,390

(1)

See the above narrative disclosure for a description of the cash severance benefits payable to the Named Executive Officers.

(2)

See the above narrative disclosure for a description of the pro rata bonus amounts payable to the Named Executive Officers.

(3)

See the above narrative disclosure for a description of the health and welfare benefits payable to the named executive officers.

(4)

Represents one year of outplacement services. Mr. Bisaro is not entitled to outplacement services.

(5)

For all Named Executive Officers, represents the aggregate value of the acceleration of vesting of the unvested restricted stock, including the restricted stock issued in connection with Adjusted EBITDA Performance Awards, upon a qualifying termination in connection with a change of control, based on the closing price of our common stock on December 31, 2012 of $86.00. For Mr. Bisaro, also includes the aggregate value of the continuation of vesting of such awards upon disability and the aggregate value of the acceleration of vesting of such awards upon death, based on the closing price of our common stock on December 31, 2012 of $86.00.

(6)

For all Named Executive Officers, represents the value of TSR Performance Awards at target that would vest upon a qualifying termination in connection with a change in control based on the closing price of our common stock on December 31, 2012 of $86.00. For Mr. Bisaro, also includes the aggregate value of the continuation of vesting of such awards upon disability and the aggregate, or a termination by us without cause or by Mr. Bisaro for good reason at any time after the 54-month anniversary of the entry into his amended and restated employment agreement and the aggregate value of the acceleration of vesting of such awards upon death, based on the closing price of our common stock on December 31, 2012 of $86.00.

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Certain Definitions

Change-in-Control

For Messrs. Bisaro and Joyce, a “change-in-control” generally means (i) a sale of assets representing 50% or more of our net book value and fair market value; (ii) our liquidation or dissolution; (iii) a merger, consolidation or other transaction involving us after the completion of which our stockholders before the transaction represent less than 50% of the voting power of our stockholders following the transaction; (iv) the acquisition by a person or group of more than 50% of the combined voting power of Actavis; or (v) the replacement of the majority of our incumbent directors by individuals not approved by a majority of our incumbent Board.

For Messrs. Buchen, Stewart and Olafsson, a “change-in-control” generally means (i) a sale of assets representing 50% or more of our net book value and fair market value; (ii) our liquidation or dissolution; (iii) a merger, consolidation or other transaction involving us after the completion of which our stockholders before the transaction represent less than 60% of the voting power of our stockholders following the transaction; (iv) the acquisition by a person or group of more than 30% of the combined voting power of Actavis; or (v) the replacement of the majority of our incumbent directors by individuals not approved by a majority of our incumbent Board.

For Mr. Bisaro, a “qualifying termination” means, within 90 days before or within 12 months following a change-in-control, (i) we terminate Mr. Bisaro other than for “cause” or (ii) Mr. Bisaro terminates his employment with us for “good reason.”

For Messrs. Joyce and Buchen, a “qualifying termination” means, within 90 days before or within 24 months following a change-in-control, (i) we terminate the executive other than for “cause” or (ii) the executive terminates his employment with us for “good reason.”

For Messrs. Stewart and Olafsson, a “qualifying termination” means, within 12 months following a change-in-control, (i) we terminate the executive other than for “cause” or (ii) the executive terminates his employment with us for “good reason.”

Good Reason

For Mr. Bisaro, a termination for “good reason” means that Mr. Bisaro has terminated his employment with us because (i) we failed to re-elect him to, or removed him from, the position of President and Chief Executive Officer; (ii) of a material diminution of his duties, and responsibilities, taken as a whole; (iii) we failed to appoint or re-nominate him as a member of our Board of Directors; (iv) the assignment to him of duties that are materially inconsistent with, or materially impair his ability to perform, the duties customarily assigned to a President and Chief Executive Officer of a corporation of the size and nature of ours; (v) we changed our reporting structures such that he reports to someone other than the Board of Directors; (vi) we materially breached our obligations under his employment agreement; (vii) we failed to obtain an assumption of his employment agreement by any successor or assignee; or (viii) we cause him to commit fraud or expose him to criminal liability.

For Mr. Buchen, a termination for “good reason” generally means that he has terminated his employment with us because of (i) a material reduction in his then existing annual base salary, (ii) a material reduction in the package of benefits and incentives, taken as a whole, provided to him or (iii) a material diminution of his duties, responsibilities, authority, or reporting structure; (iv) a request that he materially relocate such that the distance of his one-way commute is increased by more than thirty-five (35) miles; (v) we materially breached our obligations under his employment agreement; or (vi) we failed to obtain the assumption of his employment agreement by any successor or assign.

For Mr. Joyce, a termination for “good reason” means that he has terminated his employment with us because (i) after a change-in-control, there is (a) a material reduction of his then existing annual base salary, except to the extent the annual base salary of all other executive officers at levels similar to Mr. Joyce is similarly reduced (provided such reduction does not exceed 15% of Mr. Joyce’s then existing base salary), (b) a material reduction in his package of benefits and incentives, taken as a whole, except to the extent that such benefits and incentives all other executive officers at levels similar to Mr. Joyce are similarly reduced, (c) a material diminution of his duties and responsibilities, taken as a whole, or (d) a requirement that he relocate such that the distance of his one-way commute is increased by more than thirty-five (35) miles; (ii) we materially breached our obligations under his employment agreement; or (iii) we failed to obtain the assumption of his employment agreement by any successor or assign.

For Messrs. Stewart and Olafsson, a termination for “good reason” means that such executive has terminated his employment with us because (i) after a change-in-control, (a) there is a material reduction of his then existing annual base salary or (b) the Company decides to relocate his principal work site such that his one-way commuting distance increases by more than 50 miles; or (ii) in the absence of a change-of-control, the Company decides to relocate his principal work site such that his one-way commuting distance increases by more than 50 miles.

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Cause

For Mr. Bisaro, a termination for “cause” means that we have terminated Mr. Bisaro because of (i) his fraud, misrepresentation embezzlement or other act of material misconduct against us; (ii) his gross neglect, willful malfeasance or gross misconduct in connection with this employment; (iii) his conviction or plea of guilty or nolo contendere to a felony that negatively impacts us economically or our reputation, as reasonably determined by the Board; (iv) his willful and knowing violations of any rules or regulations of any governmental or regulatory body material to our business; (v) his failure to cooperate, if requested by the Board, with any internal or external investigation or inquiry into our business practices; or (vi) his substantial and willful failure to render services in accordance with the terms of his employment agreement.

For the remainder of the Named Executive Officers, a termination for “cause” means that we have terminated the executive because of (i) the executive’s conviction for any felony; or (ii) the executive’s gross misconduct, material violation of our policies, or material breach of the executive’s duties to us, which the executive fails to correct within thirty (30) days after the executive is given written notice by our Chief Executive Officer or another designated officer. In the case of Messrs. Stewart and Olafsson “cause” also includes their unsatisfactory performance of their duties.

Equity Compensation Plan Information as of December 31, 2012

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the Actavis’ equity compensation plans as of December 31, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Excise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,138,704	31.50	7,705,654	(2)
Equity compensation plans not approved by security holders	0	0	0
TOTAL	1,138,704	31.50	7,705,654

(1)

Based on outstanding options under our 1995 Non-Employee Directors’ Stock Option Plan and our Incentive Award Plan.

(2)

Represents securities available for issuance under our Incentive Award Plan. Includes shares available for issuance under our Incentive Award Plan that were converted from shares of common stock available for issuance under the Andrx Corporation 2000 Stock Option Plan in connection with our acquisition of Andrx Corporation in November 2006. The 1995 Non-Employee Director’s Stock Option Plan expired in February 2005 and no securities are available for future awards under this plan.

As of December 31, 2012 there were 1,138,704 stock options outstanding with a weighted average exercise price of $31.50 and a weighted average term of 3.13 years. Also, as of this date there were 2,616,481 restricted shares outstanding.

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DIRECTOR COMPENSATION

In May, 2012, on the basis of a review and analysis of director compensation within our peer group, we adopted the compensation program described below for our directors. Pursuant to this program, all members of the Board of Directors who are not full-time employees of the Company received a director’s fee of $65,000 and a grant of shares of restricted stock valued at $209,972 on the date of such grant for 2012. In addition, in 2012, non-employee directors were paid $2,000 for each Board of Directors’ meeting personally attended and $1,000 for each meeting attended telephonically. Directors were also paid $1,500 for each Committee meeting personally attended and $1,000 for each Committee meeting attended telephonically. Andrew L. Turner received an additional annual fee of $90,000 as our nonexecutive Chairman of the Board. As compensation for serving as committee chairmen, (i) the Chairman of the Audit Committee received an additional annual fee of $20,000, (ii) the Chairman of the Compensation Committee received an additional annual fee of $15,000, and (iii) the Chairmen of each of the Nominating and Regulatory Affairs Committees received an additional annual fee of $12,500. All directors were reimbursed for expenses incurred in connection with attending Board of Directors and Committee meetings. Our Chief Executive Officer does not receive additional compensation for his service as a director.

As noted above, in order to better align the interests of our Board with those of our stockholders in a fair and reasonable manner, as well as to implement what we believe is a corporate governance “best practice,” we adopted stock ownership guidelines for our senior executives and directors in 2012. Our ownership guidelines require our directors to hold stock in the Company in an amount at least equal in value to four times their annual base director’s fee. Under our guidelines, restricted stock, as well as vested shares of stock owned by a director, are included in the calculation. Our directors are all currently in compliance with the Company’s stock ownership guidelines.

The following table sets forth the annual compensation to each person who served as a non-employee director during 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
(a)	(b)	(c)	(h)
Christopher W. Bodine	83,500	209,972	293,472
Michael J. Fedida	83,500	209,972	293,472
Michel J. Feldman	82,000	209,972	291,972
Albert F. Hummel	78,500	209,972	288,472
Catherine M. Klema	97,500	209,972	307,472
Jack Michelson	93,000	209,972	302,972
Anthony S. Tabatznik	73,000	209,972	282,972
Ronald R. Taylor	101,500	209,972	311,472
Andrew L. Turner	166,000	209,972	375,972
Fred G. Weiss	103,500	209,972	313,472

(1)

2,887 shares of restricted stock with a per share fair value of $72.73 were granted on May 11, 2012 to each of Mr. Bodine, Mr. Fedida, Mr. Feldman, Mr. Hummel, Ms Klema, Mr. Michelson, Mr. Tabatznik, Mr. Taylor, Mr. Turner and Mr. Weiss with a grant date fair value of $209,972 for each director.

Stock awards reported in column (c) represent the aggregate fair value of restricted stock awards we granted to our non-employee directors in 2012. We recognize the expense associated with the grant date fair value of these restricted stock awards over the period restrictions are eliminated for those awards. For our non-employee directors, restricted stock awards vest after one year.

For additional discussion on the determination of the grant date fair value for restricted stock, see Share-Based Compensation in Note 2, Note 3 and Note 12 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

(2)

The table below shows the aggregate number of outstanding unvested stock awards and vested and unvested option awards held by each non-employee director as of December 31, 2012:

Director	Unvested Stock Awards (#)	Vested and Unvested Option Awards (#)
Christopher W. Bodine	2,887	-
Michael J. Fedida	2,887	-
Michel J. Feldman	2,887	10,000
Albert F. Hummel	2,887	10,000
Catherine M. Klema	2,887	-
Jack Michelson	2,887	-
Anthony S. Tabatznik	2,887	-
Ronald R. Taylor	2,887	5,000
Andrew L. Turner	2,887	-
Fred G. Weiss	2,887	-

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 2, 2013, the name, address (where required) and beneficial ownership of each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our common stock:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1)	Percent of Class
BlackRock Inc. 40 East 52nd Street New York, NY 10022	7,216,231	(2)	5.65%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	7,932,778	(3)	6.21%
FMR LLC 82 Devonshire Street, Boston, Massachusetts 02109	7,253,063	(4)	5.68%

(1)

Unless otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, we believe the persons named in this table have sole voting and investment power with respect to all shares of common stock reflected in this table. As of March 15, 2013, 127,749,913 shares of our common stock were issued and outstanding.

(2)

According to Schedules 13G filed with the SEC on January 30, 2013 by BlackRock Inc., as of December 31, 2012 BlackRock Inc.is the beneficial owner of 7,216,231 shares (with sole voting and dispositive power with respect to all such shares).

(3)

According to a Schedule 13G filed with the SEC on February 11, 2013 by The Vanguard Group, Inc., as of December 31, 2012, The Vanguard Group is the beneficial owner of 7,932,778 shares, of which it has sole dispositive power with respect to 7,718,046 of such shares, shared dispositive power with respect to 214,732 of such shares and sole voting power with respect to 225,232 of such shares. According to the 13G, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 179,632 shares as a result of its serving as investment manager of collective trust accounts. Also according to the 13G, Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 80,700 shares as a result of its serving as investment manager of Australian investment offerings.

(4)

According to a Schedule 13G filed with the SEC on February 14, 2013 by FMR LLC, as of December 31, 2012, FMR LLC is the beneficial owner of 7,253,063 shares, of which it has sole dispositive power with respect to all of such shares, and sole voting power with respect to 133,292 of such shares.

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STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of March 15, 2013, the amount of common stock beneficially owned by each of the directors (including nominees) and Named Executive Officers, and by all of our directors and executive officers (including Named Executive Officers) as a group. No individual director, nominee or Named Executive Officer beneficially owned more than 1% of Actavis’ common stock. The total beneficial ownership by directors and executive officers as a group represented approximately 1.3% of outstanding shares. Unless otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, we believe the persons named in this table have sole voting and investment power with respect to all shares of common stock reflected in this table. As of March 15, 2013, 127,749,913 shares of our common stock were issued and outstanding. No shares have been pledged as security by any of our executive officers.

Name	Amount and Nature of Beneficial Ownership		Total (#)
	Common Stock (#)(1)	Exercisable Stock Options (#)(2)
(a)	(b)	(d)	(e)
Christopher W. Bodine	12,752	-	12,752
Michael J. Fedida	23,505	-	23,505
Michel J. Feldman(3)	11,564	10,000	21,564
Albert F. Hummel	130,899	10,000	140,899
Catherine M. Klema	27,732	-	27,732
Jack Michelson	6,064	-	6,064
Ronald R. Taylor	26,065	5,000	31,065
Andrew L. Turner	3,564	-	3,564
Fred G. Weiss	25,398	-	25,398
Paul M. Bisaro	316,093	527,200	843,293
R. Todd Joyce(4)	98,753	-	98,753
Sigurdur O. Olafsson	80,980	-	80,980
Robert A. Stewart	88,455	-	88,455
David A. Buchen	97,373	35,000	132,373
Other executive officers	181,454	-	181,454
All directors and executive officers as a group (20 individuals)	1,130,651	587,200	1,717,851

(1)

Common stock includes voting securities represented by shares held of record, shares held by a bank, broker or nominee for the person’s account and shares held through family trust arrangements, including shares of restricted stock which remain subject to sale restrictions.

(2)

Includes shares of common stock subject to options exercisable within 60 days of March 16, 2012.

(3)

Includes 500 shares of common stock held by Ercelle K. Feldman, the wife of Michel J. Feldman, for which Mr. Feldman disclaims beneficial ownership.

(4)

Includes 3,283 shares of common stock held by the Joyce Family Trust.

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PROPOSAL NO. 2    ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The Company has determined to hold such say-on-pay advisory vote every year and the next say-on-pay advisory vote shall occur at the 2014 Annual Meeting of Stockholders.

Summary

In accordance with Section 14A of the Securities and Exchange Act of 1934, as amended, we are asking our stockholders to provide advisory approval of the compensation of our Named Executive Officers (which consist of our Chief Executive Officer, Chief Financial Officer and our next three highest paid executives), as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement, beginning on page 17. Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. These programs link compensation to the achievement of pre-established corporate financial performance objectives and other key objectives within each executive’s area of responsibility and provide long-term incentive compensation that focuses our executives’ efforts on building stockholder value by aligning their interests with those of our stockholders. The following is a summary of some of the key points of our executive compensation program. We urge our stockholders to review the “Compensation Discussion and Analysis” section of this Proxy Statement and executive-related compensation tables for more information.

•

Performance-Based Compensation. Our executive compensation program includes (i) cash awards that are linked to measurable annual individual, business and strategic objectives and corporate (adjusted EBITDA) and segment (segment contribution to operating profit) financial goals; and (ii) equity awards that are based on Company performance during the fiscal year and over a three-year period.

•

Long-Term Compensation. Grants of restricted stock and restricted stock units are intended to align the interests of executives with our stockholders and focus executives’ attention on long-term growth. In addition, even after annual performance awards are earned, they continue to be subject to time-based vesting to promote executive retention and long-term stockholder value.

•

Independent Compensation Consultation. The Compensation Committee has engaged an independent global executive compensation consulting firm, Frederic W. Cook & Co., Inc., to advise the committee on matters related to executive compensation.

•

Risk Assessment. Our Compensation Committee, with the assistance of senior management and our independent compensation consultant, reviewed the various elements of executive compensation and determined that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company or encourage executives to assume excessive risks.

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Recommendation

Our Board of Directors believes that the information provided above and within the “Compensation Discussion and Analysis” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The following resolution will be submitted for a stockholder vote at the Annual Meeting:

RESOLVED, that the stockholders of Actavis, Inc. approve, on an advisory basis, the compensation of Actavis, Inc.’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for Named Executive Officers.

Required Vote

The affirmative vote of a majority of the stock having voting power in person or represented by proxy at the Annual Meeting is required to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes do not represent voting power, and thus will not affect the voting results of this proposal.

Our Board of Directors recommends that stockholders vote FOR adoption of the resolution approving, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.

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PROPOSAL NO. 3    RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

The firm of PricewaterhouseCoopers LLP has audited our consolidated financial statements since our inception, and the Board of Directors recommends that the stockholders ratify the appointment of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2013. Representatives of that firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

We have been informed by PricewaterhouseCoopers LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in us or our affiliates.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders entitled to vote at the Annual Meeting for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Required Vote

In order to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, the affirmative vote of a majority of the stock having voting power in person or represented by proxy at the Annual Meeting is required. Abstentions will have the same effect as a vote “against” this proposal. The ratification of PricewaterhouseCoopers LLP is a matter on which a broker or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to this proposal.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.

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AUDIT FEES

The aggregate fees billed by PricewaterhouseCoopers LLP, our independent registered public accounting firm, in fiscal years 2012 and 2011 were as follows:

Services	2012	2011
Audit Fees	$9,769,365	$3,430,800
Audit-Related Fees	3,669,000	281,748
Total Audit and Audit-Related Fees	13,438,365	3,712,548
Tax Fees	2,857,000	1,204,000
All Other Fees	103,600	3,600
TOTAL FEES	$16,398,965	$4,920,148

Audit Fees

Audit Fees include professional services rendered in connection with the annual audits of our financial statements and internal control over financial reporting and the review of the financial statements included in our Form 10-Qs covering quarterly periods during the related year. Additionally, Audit Fees include other services that only an independent registered public accounting firm can reasonably provide, such as services associated with SEC registration statements, comfort letters or other documents filed with the SEC.

Audit-Related Fees

Audit-Related Fees include accounting consultations and review procedures related to accounting, financial reporting or disclosure matters not classified as “Audit Fees” and due diligence fees associated with our acquisitions and business development activity.

Tax Fees

Tax fees include tax compliance for our foreign subsidiaries, tax advice in connection with certain acquisitions and other tax advice and tax planning services. Tax Fees in 2012 include $2,259,000 for tax consulting services mainly related to our integration of the Actavis business, and $598,000 for compliance services including providing services for tax audits, transfer pricing and other compliance matters. Tax fees in 2011 include $859,000 for tax consulting services and $345,000 for services provided in connection with tax audits, transfer pricing and other tax compliance.

All Other Fees

All Other Fees in 2012 and 2011 consist of fees for miscellaneous services not characterized as audit services, audit related services or tax services.

The Audit Committee believes that the provision of all non-audit services rendered is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

The Audit Committee approved all audit and non-audit services provided by PricewaterhouseCoopers LLP in 2012. The Audit Committee has adopted a policy to pre-approve all audit and certain permissible non-audit services provided by PricewaterhouseCoopers LLP. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to type of services to be provided by PricewaterhouseCoopers LLP and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP and management are required to periodically report to the full Audit Committee regarding the extent of services provided by PricewaterhouseCoopers LLP, in accordance with the pre-approval policy and the fees for the services performed. During the year, circumstances may arise when it may become necessary to engage PricewaterhouseCoopers LLP for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval by the Audit Committee or its delegate, the Audit Committee chair, before engaging PricewaterhouseCoopers LLP for such services.

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REPORT OF THE AUDIT COMMITTEE

The primary functions of the Audit Committee are to assist the Board of Directors in fulfilling its oversight of:

•

the integrity of Actavis’ financial statements;

•

Actavis’ compliance with legal and regulatory requirements;

•

the outside auditor’s qualifications and independence; and

•

the performance of Actavis’ internal audit function and of its independent registered public accounting firm.

Additionally, the Audit Committee serves as an independent and objective party that:

•

monitors Actavis’ financial reporting process and internal control systems;

•

retains, oversees and monitors the qualifications, independence and performance of Actavis’ independent registered public accounting firm; and

•

provides an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal auditing department and the Board of Directors.

The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee, and is available under the Investors section of our website at http://www.Actavis.com. The Audit Committee reviews the Audit Committee Charter annually prior to Actavis’ Annual Stockholders’ Meeting and at such other times as deemed appropriate by the Audit Committee.

The Audit Committee schedules its meetings and implements procedures designed to ensure that during the course of each fiscal year it devotes appropriate attention to each of the matters assigned to it under the Audit Committee Charter. To this end, the Audit Committee met each quarter, and five times in total, during 2012. In addition to the foregoing, the Audit Committee makes itself available to Actavis and its internal and external auditors during the course of the year to discuss any issues believed by such parties to warrant the attention of the Audit Committee.

In carrying out its responsibilities, the Audit Committee acts in an oversight capacity. Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of consolidated financial statements in accordance with generally accepted accounting principles. Actavis’ independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. In performing its oversight responsibilities in connection with Actavis’ 2012 audit, the Audit Committee has:

•

reviewed and discussed Actavis’ audited consolidated financial statements for fiscal 2012 with management and Actavis’ independent registered public accounting firm, PricewaterhouseCoopers LLP;

•

discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T; and

•

received the written disclosures and the letter from PricewaterhouseCoopers LLP required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with PricewaterhouseCoopers LLP its independence from Actavis and its management.

Based on the review and discussions above, the Audit Committee has recommended that the Board of Directors include the audited consolidated financial statements in Actavis’ Annual Report on Form 10-K for the year ended December 31, 2012.

Fred G. Weiss, Chairman

Michel J. Feldman

Albert F. Hummel

Ronald R. Taylor

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PROPOSAL NO. 4    EXECUTIVES TO RETAIN SIGNIFICANT STOCK

A stockholder has informed the Company he intends to present the non-binding proposal set forth below at the Annual Meeting. If the stockholder (or his qualified representative) is present at the Annual Meeting and properly submits the proposal for a vote, then the stockholder proposal will be voted upon at the Annual Meeting.

In accordance with federal securities laws, the stockholder proposal and supporting statement are presented below as submitted by the stockholder and are quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.

The Company will promptly provide to any stockholder the name, address and number of the Company’s voting securities held by the person submitting this proposal (the “Proponent”) upon receiving an oral or written request made to the Company’s investor relations department by telephone at 1-862-261-7488, by email at info@actavis.com or by writing to: Investor Relations, Actavis, Inc., Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 07054.

Board of Directors Recommendation

The Board of Directors recommends that stockholders vote “AGAINST” the adoption of this proposal.

Required Vote

The affirmative vote of a majority of the stock having voting power in person or represented by proxy at the Annual Meeting is required to approve the stockholder proposal described in this Proposal No. 4. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes do not represent voting power, and thus will not affect the voting results of this proposal.

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Proposal 4 - Executives to Retain Significant Stock

Resolved: Shareholders request that our executive pay committee adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity pay programs until reaching normal retirement age. For the purpose of this policy, normal retirement age shall be defined by the Company’s qualified retirement plan that has the largest number of plan participants. The shareholders recommend that the committee adopt a share retention percentage requirement of 25% of such shares.

The policy should prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate our Company’s existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans would focus our executives on our company’s long-term success. A Conference Board Task Force report on executive pay stated that hold-to-retirement requirements give executives “an ever-growing incentive to focus on long-term stock price performance.”

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, said there was “High Concern” regarding our board of directors. Seven of our directors had 10 to 26 years long-tenure. Director independence erodes after 10-years. GMI said long-tenured directors could form relationships that may compromise their independence and therefore hinder their ability to provide effective oversight.

This was compounded by these long-tenured directors holding every seat on our audit committee and 67% the seats on our remaining board committees. This was under the leadership of Catherine Klema, who chaired our nomination committee. Ms. Klema has her own consulting company and does not serve on any other major board. A more independent perspective would be a priceless asset for our board of directors.

CEO Paul Bisaro had a potential entitlement of $31 million for a change in control. This was under the leadership of Michael Fedida and Ronald Taylor, who received our highest negative votes. They made up half of our executive pay committee. Plus they each had more than 17 years long-tenure. Fred Weiss and Jack Michelson were half of our nomination committee and they were age 70 and 77.

Please encourage our board to respond positively to this proposal to protect shareholder value.

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BOARD OF DIRECTORS’ RESPONSE TO STOCKHOLDER PROPOSAL

Our current stock ownership guidelines include meaningful holding requirements that provide our executives with incentives to manage Actavis in a manner that promotes long -term value growth. Our guidelines already create a beneficial alignment with the long-term interests of stockholders and we believe they do so in a more comprehensive manner than the policy suggested in the proposal.

Therefore, the Board believes that implementation of the proposal is unnecessary and recommends that the stockholders vote AGAINST it.

Our existing stock ownership requirements already strongly align the long-term interests of our executives and stockholders. As explained in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, Actavis has already mandated significant stock ownership requirements for all of its executive officers and maintains other policies that align the long-term interests of stockholders and executives. While the proposal is limited to shares acquired through equity pay programs, our stock ownership guidelines require ownership of any Actavis securities that may be acquired through a variety of means, including open market purchases, and set clear and reasonable standards for the amount of stock to be owned by senior executives. In particular, under our stock ownership guidelines, each executive officer must hold shares of our common stock equal in value to at least a specified multiple of his or her base salary. The applicable multiples range from four times (4x) base salary for our CEO, 2x for our other Named Executive Officers to 1x for all of our executives at the level of Senior Vice President. The 4x ownership requirement for our CEO translates to $4.8 million in stock, which represents a substantial ongoing level of investment.

We have a strong culture of share ownership that results in our executives holding significant equity stakes. Each of our executive officers currently satisfies our share ownership requirements — but that fact alone paints an incomplete picture of the extent of their holdings. Since our founding, we have had a strong corporate culture of share ownership and retention. For example, excluding in-the-money options that are fully vested and exercisable, as of March 15, 2013, the record date for the 2013 Annual Meeting, our CEO is the beneficial owner of 316,093 shares of our common stock (which represents an ongoing investment value of over $28 million as of such date.

Our existing compensation program and CEO compensation recoupment policy further aligns the interests of our CEO with the long-term interests of stockholders. As described in the Compensation Discussion and Analysis section of this Proxy Statement, Actavis’ executive compensation program as a whole strongly links executive compensation with the Company’s operating performance and long-term stock price performance, and aligns the interests of our executive officers with the interests of our stockholders. This program is regularly reviewed by the Compensation Committee to ensure the continued strong linkage with long-term performance and stockholder value and to ensure the program’s competitiveness.

Our stock ownership requirements and executive compensation program are supplemented by a CEO compensation recoupment policy which strengthens the incentive for our CEO to focus on the long-term health and success of our business. As more fully described in the “Compensation Discussion and Analysis” section above, our recoupment policy provides that, in the event of a significant restatement of the Company’s financial statements occurring at any time up to three years following the termination of Mr. Bisaro’s employment with the Company, the Board will review all compensation that was paid to him on the basis of having met or exceeded specific performance targets for performance periods beginning after January 1, 2009 which occur during the restatement period. To the extent permitted by applicable law, the Board will seek to recoup from Mr. Bisaro the amount by which his incentive compensation (including compensation in the form of both his annual cash incentive award and his performance-based equity awards) for the relevant period exceeded the lower payment he would have received based on the restated financial results on a net after-tax basis, plus a reasonable rate of interest; provided, however, that the Board shall not seek to recoup incentive compensation paid more than three (3) years before the date such restatement is disclosed.

A requirement to retain a significant percentage of shares acquired through equity pay programs until reaching retirement age is inappropriate and would create an incentive for successful executives to terminate their employment with the company. A substantial portion of each of our named executive officer’s compensation is paid in the form of equity awards (a majority of total compensation reported in the Summary Compensation Table over the last three years) and our named executive officers have had long careers at Actavis (the average tenure of our named executive officers is approximately 8.5 years). As a result of these two factors, there is a legitimate need for executives to be able to diversify their assets. The proposal’s requirement for senior executives to retain a significant number of shares until reaching retirement age is not necessary to achieve the objective of aligning the long-term interests of executives and stockholders. Such a requirement would, in fact, create a strong incentive for executives to leave employment with Actavis in order to realize the value of their equity compensation. Ironically, under this proposal the most successful executives — those whose leadership contributes to a significant increase in stock price during their tenure — would have the greatest financial incentive to leave. Our ability to retain our senior management team has been an important factor in our long-term success, and this proposal would undermine that strength and harm our business.

A requirement to retain a significant percentage of shares acquired through equity pay programs until reaching retirement age would hinder our ability to recruit key executive talent. In addition to making it more difficult for Actavis to retain its most successful and therefore valuable executives, the proposal would harm the Company’s ability to recruit new executive talent. Stock retention requirements beyond share ownership requirements are not required at most companies and are especially rare among our competitors. Adoption of this proposal could also serve to discourage current employees from accepting promotions that resulted in them becoming subject to the proposed retention policy. Our success in promoting from within has been another important factor in our long-term success, and this proposal would undermine that strength and harm our business.

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Moreover, unless the stock retention requirement urged by this proposal is implemented by each of our peer group companies and every other company with which we compete for executive officer talent, the implementation of such a requirement by Actavis could significantly impair our ability to attract, retain and incentivize executive officers in the highly competitive marketplace for executive officer talent, in turn jeopardizing Actavis’ long-term success. As a matter of principle, we believe our executive officers, provided they are in compliance with our established stock ownership guidelines, should have the flexibility to manage their personal financial affairs and sell or otherwise dispose of their Actavis shares as they deem appropriate -free of restrictions such as those urged by the proposal.

In summary, we believe Actavis’ business track record and long-term stock price performance (which has increased by over 275% between September 2007, when Mr. Bisaro became our CEO, and March 2013) demonstrate the focus our executive officers have on long-term performance as well as the alignment of our executive officers’ interests with those of our stockholders. Moreover, we believe Actavis’ stock awards to its executive officers, by way of tying such awards to our financial and stock price performance and the long-term vesting provisions of such awards, together with our established stock ownership guidelines, effectively achieve the objectives of the proposed stock retention requirement without the negative consequences we believe the proposed policy would entail.

In light of our existing policies, the strong culture of share ownership that exists among our executive officers, and the numerous deficiencies and potential unintended negative consequences of this proposal that are discussed above, we do not believe that implementation of the proposal is appropriate for Actavis.

Therefore, we believe the stockholder proposal should be rejected. The Board unanimously recommends that you vote “AGAINST” this stockholder proposal.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of our common stock and our other equity securities. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that during and with respect to the 2012 fiscal year all filing requirements applicable to our officers, directors and greater-than-10% beneficial owners were complied with and all filings were timely filed.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Pursuant to our written Related Person Transaction Policies and Procedures, our legal department is primarily responsible for the implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. In determining whether a proposed transaction is a related person transaction, our legal department assesses:

(i)

the related person’s relationship to us;

(ii)

the related person’s interest in the transaction;

(iii)

the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

(iv)

the benefits to us of the proposed transaction;

(v)

if applicable, the availability of other sources of comparable products or services; and

(vi)

whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If our legal department determines that the proposed transaction is a related person transaction, the proposed transaction is submitted to our Nominating and Corporate Governance Committee for consideration. The Nominating and Corporate Governance Committee may only approve or ratify those transactions that are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the Nominating and Corporate Governance Committee determines in good faith.

As required under SEC rules, we disclose in our Proxy Statement any related person transactions determined to be directly or indirectly material to us or a related person. No reportable transactions occurred since January 1, 2012 or are currently proposed, except as described below.

On December 2, 2009, we acquired Arrow No. 7 Ltd. as part of our acquisition of the Arrow Group. Arrow No. 7 had an existing lease for a four story office building in London with Jacques Ltd. The lease is for our premises at 7 Cavendish Square in London, provides for an annual rental payment of approximately £575,000 and has a term which expires in 2016 (with an option to extend for an additional ten years). Mr. Tabatznik, who was one of our directors prior to his resignation on January 24, 2013, may be deemed to have an indirect, non-controlling discretionary beneficial interest in Jacques Ltd.

In 2007, while a member of executive management of the Actavis Group, Sigurdur Olafsson entered into an agreement with Nitrogen DS Limited in connection with the management buy-out of the Actavis Group. The agreement provides, among other things, that Mr. Olafsson is entitled to receive certain consideration in connection with certain transactions involving the Actavis Group. In connection with the acquisition of Actavis by us, Mr. Olafsson’s agreement with Nitrogen DS Limited entitles him to receive up to 8,163 shares of our common stock as part of the contingent consideration payable by us under the terms of the Sale and Purchase Agreement, as described in our Current Report on Form 8-K filed on April 30, 2012.

In addition, pursuant to a separate agreement entered into with Actavis Group h.f. (an Icelandic affiliate of the Actavis Group) in 2010 while he was a member of executive management of the Actavis Group, Mr. Olafsson has the right to be indemnified by Actavis Group h.f. against personal income tax liabilities that may be levied by the Icelandic taxing authorities on amounts received by Mr. Olafsson in excess of taxes already paid by him in connection with Mr. Olafsson’s purchase and sale of certain shares of Actavis Group h.f. The shares were subject to a stock put and call option agreement entered into by Mr. Olafsson in 2006 with Actavis Group h.f.

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STOCKHOLDERS’ PROPOSALS FOR THE 2014 ANNUAL MEETING

We expect to hold the 2014 Annual Meeting of Stockholders on May 9, 2014. Under Rule 14a-8 of the Exchange Act, stockholder proposals to be included in the Proxy Statement for the 2014 Annual Meeting of Stockholders must be received by our Secretary at its principal executive offices no later than November 29, 2013 and must comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, our Bylaws provide that rather than including a proposal in our Proxy Statement as discussed above, a stockholder may commence his or her own proxy solicitation for the 2014 Annual Meeting of Stockholders or may seek to nominate a candidate for election as a director. Additionally, a stockholder may propose business for consideration at such meeting by delivering written notice to our Secretary at our principal executive offices not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, the stockholder must provide written notice to our Secretary no earlier than February 9, 2014 and no later than March 1, 2014 in order to provide timely notice. Such notice must contain the information required by our Bylaws. In the event that the date of the 2014 Annual Meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days from the anniversary date of the 2013 Annual Meeting, notice by the stockholder to be timely must be delivered not earlier than the ninetieth (90th) day prior to the 2014 Annual Meeting and not later than the close of business on the later of the seventieth (70th) day prior to the 2014 Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of the 2014 Annual Meeting is first made.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other proper matters are presented at the Annual Meeting, however, it is the intention of the proxy holders named in the Company’s form of proxy to vote the proxies held by them in accordance with their best judgment.

Parsippany, New Jersey

March 29, 2013

By Order of the Board of Directors

David A. Buchen,
Secretary

ACTAVIS – 2013 Proxy Statement   57

ACTAVIS, INC.
ATTN: LISA DEFRANCESCO
MORRIS CORPORATE CENTER III
400 INTERPACE PARKWAY
PARSIPPANY, NJ 07054

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
1a. Jack Michelson	☐	☐	☐
1b. Ronald R. Taylor	☐	☐	☐
1c. Andrew L. Turner	☐	☐	☐
1d. Paul M. Bisaro	☐	☐	☐
1e. Christopher W. Bodine	☐	☐	☐
1f. Michel J. Feldman	☐	☐	☐
1g. Fred G. Weiss	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
4. To vote on a proposal submitted by a Stockholder to request that the Company adopt a policy requiring its senior executives to retain a significant percentage of the Company shares they acquire through the Company's equity compensation programs until reaching retirement age.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will also be transacted.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000170229_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Corporate Overview is/are available at www.proxyvote.com .

ACTAVIS, INC.
Annual Meeting of Stockholders
May 10, 2013 8:30 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Paul M. Bisaro and David A. Buchen, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ACTAVIS, INC. that the undersigned is entitled to vote at the Annual Meeting of stockholders to be held at the Sheraton Parsippany Hotel, located at 199 Smith Road, Parsippany, New Jersey, at 8:30 AM, EDT on 5/10/2013, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000170229_2 R1.0.0.51160